AMENDED AND RESTATED LEASE AGREEMENT

LANDLORD:	BG SCENIC POINT OFFICE 1, L.C.

TENANT:    HEALTHEQUITY, INC.

LEASE SUMMARY

1.	“Landlord”: BG SCENIC POINT OFFICE 1, L.C., a Utah limited liability company

2.	“Tenant”: HEALTHEQUITY, INC., a Delaware corporation

3.	“Rentable Square Feet of Leased Premises”: Approximately 81,326 rentable square feet.

4.	“Leased Premises”: The first (1st), third (3rd) and fourth (4th) floors of a building containing approximately 109,244 rentable square feet.

5.
“Parking”: Six (6) non-exclusive stalls per 1,000 rentable square feet of the Leased Premises, subject to the construction of certain stalls as provided in Section 1.2(a) and modification as provided in Section 20.3 of the Lease.

6.
“Term”: 129 full calendar months plus the partial calendar month in which the Commencement Date occurs if the Commencement Date is a day other than the first day of the calendar month, as such term may be extended as provided in this Lease.

7.	“Commencement Date”: See Section 2.2.

8.	“Tenant Improvement Allowance”: Twelve dollars ($12.00) per useable square foot of the Leased Premises.

9.	“Basic Annual Rent”: Initially, $19.65 per rentable square foot of the Leased Premises, subject to annual increases as provided in this Lease.

10.	“Escalations”: Two and one-half percent (2.5%) per year.

11.	“Estimated Costs”: See Section 4.1.

12.	“Tenant’s Proportionate Share”: See Section 4.1.

13.	“Landlord’s address for notice”:

BG Scenic Point Office 1, L.C.
101 South 200 East, Suite 200
Salt Lake City, UT 84111
Attention: President

or at such other place as Landlord may hereafter designate in writing.

14.	“Tenant’s address for notice (if other than the Leased Premises)”:

i

HealthEquity
15 West Scenic Pointe Drive
Suite 100
Draper, UT 84020
Attn: Controller

With a required copies to:

Lora Munson
Cresa
136 South Main Street
Suite 500
Salt Lake City, UT 84101

Dorsey & Whitney
136 South Main Street, Suite 1000
Salt Lake City, Utah 84101
Attn: Mark B. Durrant

15.	“Broker(s)”: Tenant’s Broker: Cresa of Salt Lake City

Landlord’s Broker: None

16.	“Usable Square Feet”: Approximately 71,700 Usable Square Feet.

ii

AMENDED AND RESTATED LEASE AGREEMENT

THIS AMENDED AND RESTATED LEASE AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Lease”) is made and entered into as of this 15th day of May, 2015, by and between BG SCENIC POINT OFFICE 1, L.C., a Utah limited liability company (the “Landlord”), and HEALTHEQUITY, INC., a Delaware corporation (the “Tenant”).

RECITALS

WHEREAS, Tenant and TP Building I, LLC, a Utah limited liability company (the “Existing Landlord”) entered into that certain Office Lease Agreement dated November 17, 2006, as amended by that certain First Amendment to Office Lease Agreement, dated October 18, 2007, as further amended by that certain Second Amendment to Office Lease Agreement, dated March 2012, as further amended by that certain Third Amendment to Office Lease Agreement, dated August 22, 2012, as further amended by that certain Fourth Amendment to Office Lease Agreement, dated June 27, 2013, as further amended by that certain Fifth Amendment to Office Agreement, dated November 15, 2013, as further amended by that certain Sixth Amendment to Office Lease Agreement, dated March 19, 2014, and as further amended by that certain Seventh Amendment to Office Lease Agreement, dated October 8, 2014 (collectively, the “Existing Lease”);

WHEREAS, Landlord has entered into a contract to purchase the real property which relates to the Existing Lease and in connection therewith, effective as of the date of the purchase of such real property, Landlord and Tenant desire to amend and restate the Existing Lease in its entirety upon the terms set forth herein.

WHEREAS, Tenant and an affiliate of Landlord are entering into that certain Lease Agreement, dated on or around the date hereof (the “Adjacent Lease”), pursuant to which Tenant will be leasing certain space from Landlord’s affiliate.

In consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant agree that, upon the purchase of real property which the Existing Lease relates to, the Existing Lease is hereby amended and restated in its entirety as follows:

I.    LEASED PREMISES

1.1    Description of Leased Premises. Landlord does hereby demise, lease and let unto Tenant, and Tenant does hereby take and receive from Landlord the following:

(a)    The floor area containing approximately 81,326 rentable square feet (the “Leased Premises”) in an office building containing approximately

109,244 rentable square feet (the “Building”), located in Draper, Utah, on the real property more particularly described on Exhibit “A” attached hereto and by this reference incorporated herein (the “Property”). The Leased Premises is depicted on the floor plan shown on Exhibit “B” which is attached hereto and by this reference incorporated herein.

(b)    A non‑exclusive right during the term of this Lease to use the Common Areas (as defined in Section 20.1 below);

(c)    A non-exclusive right during the term of this Lease to use such rights‑of‑way, easements and similar rights with respect to the Building and Property as may be reasonably necessary for access to and egress from the Leased Premises; and

(d)    A non‑exclusive right during the term of this Lease to use those areas designated and suitable for vehicular parking as set forth in Section 20.3 below.

1.2    Landlord and Tenant’s Construction Obligations.

(a)    Tenant is currently in possession of the Leased Premises and accepts the Leased Premises in its “as-is,” “where-is” and “with all faults” condition. Except for providing the Tenant Improvement Allowance and construction obligations of Landlord pursuant to Section 1.2 (b), Landlord shall have no obligation to construct or pay for any improvements in the Leased Premises. Landlord agrees to provide Tenant with the Tenant Improvement Allowance in accordance with Exhibit “C.”

(b)    As of the date hereof, the Property does not contain parking which permits Tenant to have a parking ratio of six (6) stalls per 1,000 rentable square feet in the Leased Premises. On or before October 1, 2015, Landlord shall, at Landlord’s sole cost and expense, construct 161 additional parking stalls on the Property (the “Additional Parking”). Landlord may provide up to ten percent (10%) of the aggregate amount of stalls on the property as compact parking (8.5’ wide by 16’ long).

(c)    Changes to Building. Landlord hereby reserves the right at any time and from time to time to make changes or alterations to the Building or to the Property provided such changes or alterations do not materially interfere with Tenant’s ability to conduct business or materially adversely affect Tenant’s rights hereunder. Tenant shall not, in such event, claim or be allowed any damages for injury, eviction (constructive or actual) or inconvenience occasioned thereby and shall not be entitled to terminate this Lease or receive an abatement of any amounts payable under this Lease, provided, however, that in the event such changes or alterations materially adversely interfere with Tenant’s access to or use of the Leased Premises for a period of at least three (3) consecutive business days, Basic Annual Rent shall be thereafter be abated during the period of such interference. In connection with any of the foregoing activities of Landlord, Landlord shall use reasonable efforts while conducting such activities to minimize any interference with Tenant’s use of the Leased Premises.

1.4    Intentionally Deleted.

1.5    Right of First Refusal.

(a)    Proposal to Lease. Subject to the rights of existing tenants in the Building, if Landlord receives a bona fide offer to lease any space in the Building (the “ROFR Space”) during the term of this Lease as extended, or negotiates a bona fide lease of ROFR Space (other than a Lease for which Tenant has not elected to exercise Tenant’s Right of First Refusal to Lease) during the term of this Lease as extended with a third party, and so long as (i) no default exists under this Lease, and (ii) this Lease is in full force and effect, Landlord shall provide a copy of such written offer or lease to Tenant (the “Written Notice of Lease”).

(b)    Exercise of Right of First Refusal to Lease. Tenant shall have the right (the “Tenant’s Right of First Refusal to Lease”) for a period of ten (10) business days from and after Tenant’s receipt of the Written Notice of Lease to elect to lease the entire ROFR Space on the terms set forth in the Written Notice of Lease; provided, however, at Tenant’s election, during the first five (5) years of the term of this Lease following the Commencement Date, the term of the lease for the ROFR Space may be adjusted to be co-terminus with the remaining term of this Lease, provided, further, if Tenant elects to have term of the lease for the ROFR Space to be co-terminus with the remaining term of this Lease, all concessions and tenant improvement allowances set forth in the Written Notice of Lease shall be proportionately adjusted based on number of months Tenant is leasing the ROFR Space compared to the number of months the ROFR Space was offered for its initial term pursuant to the Written Notice of Lease. If Tenant exercises Tenant’s Right of First Refusal to Lease, Landlord and Tenant shall, within fifteen (15) business days after Tenant exercises Tenant’s Right of First Refusal to Lease, enter into an amendment to this Lease, incorporating the terms set forth in the Written Notice of Lease with respect to the ROFR Space (and such other terms as are acceptable to Landlord and Tenant), while maintaining the original terms of the Lease with respect to the Leased Premises. Failure of Tenant to so elect to exercise Tenant’s Right of First Refusal to Lease within such ten (10) business day period by giving such written notice to Landlord shall be deemed to be an election by Tenant to not exercise Tenant’s Right of First Refusal to Lease. Tenant’s ROFR shall continue during the term of the Lease. Tenant’s Right of First Refusal to Lease shall not apply to any extension options or expansion options which are specified in a Written Notice of Lease. Tenant’s Right of First Refusal shall continue throughout the Lease Term, as may be extended.

(c)    Failure to Exercise Tenant’s Right of First Refusal to Lease. In the event Tenant fails to, or is deemed to have failed to, exercise Tenant’s Right of First Refusal, Landlord shall be free thereafter to lease the ROFR Space, within six (6) months after Tenant’s receipt of the Written Notice of Lease, provided, however, that if Landlord does not lease such space within six (6) months of Tenant’s receipt of the Written Notice of Lease, or if Landlord proposes to lease the ROFR Space on terms materially different than those contained in the Written Notice of Lease, Landlord shall be required to again offer the ROFR Space to Tenant prior to leasing the ROFR Space to the originally named party on the Written Notice of Lease.

(d)    Limitations on Tenant’s Right of First Refusal to Lease. Tenant’s Right of First Refusal to Lease shall be subject and subordinate to any Mortgage encumbering the Property.

(e)     Non Assignable. Notwithstanding anything contained herein to the contrary, except for a Related Entity, the rights under this Section 1.5 may not be exercised by any assignee, sublessee or other transferee of Tenant.

1.6    Contingency Acquisition. Landlord does not currently own the Property. Tenant’s and Landlord’s obligations under this Lease are contingent upon Landlord acquiring the Property. In the event Landlord does not acquire the Property on or before July 31, 2015, either party may at any time thereafter, and until such time as Landlord has acquired the Property, elect to terminate this Lease by delivering written notice to the other party.

II.    TERM

2.1    Length of Term. The term of this Lease shall be for a period of 129 full calendar months plus the partial calendar month, if any, occurring after the Commencement Date (as hereinafter defined) if the Commencement Date occurs other than on the first day of a calendar month.

2.2    Commencement Date. The term of this Lease shall commence on the first day of the month occurring immediately after Landlord acquires the Property (the “Commencement Date”).

2.3    Rent Commencement Date. Tenant’s obligation to pay Basic Annual Rent and Additional Rent for the Leased Premises, subject to the provisions of Section 3.2, shall commence upon the Commencement Date.

2.4    Construction of Leased Premises. Landlord shall provide a tenant improvement allowance (the “Tenant Improvement Allowance”) to pay for Tenant Improvements in accordance with the requirements of Exhibit “C”.

2.5    Automatic Extension of Lease. Notwithstanding the provisions of Section 2.1 or anything set forth in the Lease Summary to the contrary, upon the occurrence of the First Expansion Premises Commencement Date (as defined in the Adjacent Lease), the term of this Lease shall automatically be extended to the date which is 129 full calendar months plus the partial calendar month, if any, occurring after the First

Expansion Premises Commencement Date (as hereinafter defined) if the First Expansion Premises Commencement Date occurs other than on the first day of a calendar month.
Within thirty (30) days after the First Expansion Premises Commencement Date, if any, Landlord and Tenant will enter into an amendment to this Lease in the form attached hereto as Exhibit “E”.

2.6    Extension of Lease. So long as Tenant is not then in default beyond any applicable cure period, under any term or covenant of this Lease at the time Tenant delivers an Exercise Notice (as defined below) or as of the first day of the Extension Period, Tenant is hereby granted the right (each such right, an “Extension Option”) to renew the term of this Lease for two (2) additional periods of five (5) years each (each such period, an “Extension Period”). An Extension Option may be exercised as to the entire Leased Premises then leased by Tenant, or Tenant may elect on a one-time basis to surrender one full floor of the Leased Premises and exercise the applicable Extension Option with respect to only the remaining portion of the Leased Premises. Any portion of the Leased Premises for which Tenant is not exercising an Extension Option (the “Surrendered Premises”) (a) shall be surrendered to Landlord at the end of the then applicable term of this Lease (and prior to the Extension Period) in the conditioned required by this Lease, and (b) must be a single full floor of the Building. Tenant may elect to exercise an Extension Option by delivering written notice to Landlord (the “Exercise Notice”) indicating that Tenant elects to exercise such Extension Option, which notice must be delivered to Landlord at least twelve (12) months prior the expiration of the then applicable term of this Lease and which Exercise Notice must specify the location of the Surrendered Premises, if applicable. In the event Tenant elects to exercise an Extension Option in accordance with the immediately preceding sentence, all terms and conditions set forth in this Lease shall continue to apply during the Extension Period, except that Basic Annual Rent applicable to the first year of such Extension Period shall be equal to the lesser of (i) Basic Annual Rent as of the end of the prior term increased by two and one-half of one percent (2.5%) or (ii) the FMRR (as defined in Exhibit “G”).

III.    BASIC ANNUAL RENTAL PAYMENTS

3.1    Basic Annual Rent. Commencing on the Commencement Date, Tenant agrees to pay to Landlord as basic annual rent for the Leased Premises at such place as Landlord may designate, without prior demand therefore and without any deduction or set off whatsoever, except as expressly permitted herein, the sum of nineteen and 65/100 dollars ($19.65) per rentable square foot per year for the Leased Premises. The amounts payable by Tenant hereunder are referred to herein as “Basic Annual Rent.” The Basic Annual Rent shall be due and payable in twelve (12) equal monthly installments to be paid in advance on or before the first day of each calendar month during the term of the Lease. Commencing on the first anniversary of the Commencement Date and on each anniversary of the Commencement Date thereafter, Basic Annual Rent shall escalate using a two and one-half of one percent (2.5%) annually compounded rate (the “Escalation Rate”). In the event the Commencement Date occurs on a day other than the first day of a calendar month, then rent shall be paid on such date for the initial fractional calendar month prorated on a per‑diem basis (based upon a thirty (30) day month).

3.2    Rent Abatement.

(a)    Until such time as Landlord has completed the Additional Parking, Tenant shall not be required to pay a portion of Basic Annual Rent in the amount of ($0.65) per rentable square feet of the Leased Premises. Upon completion of the Additional Parking, Tenant shall pay all Basic Annual Rent as required by Section 3.1 above without deduction as provided in this Section 3.2(a).

(b)    Tenant shall be entitled to an abatement of Basic Annual Rent with respect to the Leased Premises in an amount equal to five (5) full months of Basic Annual Rent which shall be applied to the first full month following the Commencement Date and for each full month after first, second, third and fourth anniversary of the Commencement Date, except that, provided Landlord has completed the Additional Parking, Tenant shall not be entitled to an abatement of a portion of the Basic Annual Rent in the amount equal to sixty-five cents ($0.65) per rentable square feet of the Leased Premises (as increased by Escalations), which amount shall otherwise be paid as required by Section 3.1 above.

3.3    Additional Monetary Obligations. Tenant shall also pay as rent (in addition to the Basic Annual Rent) all other sums of money as shall become due and payable by Tenant to Landlord under this Lease. Landlord shall have the same remedies in the case of a default in the payment of said other sums of money as are available in the case of a default in the payment of one or more installments of Basic Annual Rent.

IV.    ADDITIONAL RENT

4.1    Definitions. It is the intent of both parties that the Basic Annual Rent herein specified shall be absolutely net to Landlord throughout the term of this Lease, and that all costs, expenses and obligations (unless otherwise expressly excluded herein) relating to the Building, the Common Areas, the Property and/or the Leased Premises which may arise or become due during the term shall be paid by Tenant in the manner hereafter provided. For purposes of this Lease, the terms set forth below shall mean the following:

(a)    “Additional Rent” shall mean the sum of Tenant’s Proportionate Share of Common Area Expenses plus all other amounts due and payable by Tenant under this Lease.

(b)    “Common Area Expenses” shall mean all actual costs and expenses incurred by Landlord in connection with the ownership, operation, management and maintenance of the Common Areas, the Building, Property, and related improvements located thereon (the “Improvements”). Common Area Expenses includes, but is not limited to, all expenses incurred by Landlord as a result of Landlord’s compliance with any and all of its obligations under this Lease (or under similar leases with other tenants) other than the performance of its work under Section 2.3 of this Lease or similar provisions of leases with other tenants. Common Area Expenses do not included Common Area Expenses Exclusions. In explanation of the foregoing, and not in limitation thereof, Common Area Expenses shall include:

(i)all real and personal property taxes, local improvement rates, and other ad valorem assessments (whether general or special, known or unknown, foreseen or unforeseen) and any tax or assessment levied or charged in lieu thereof, whether assessed against Landlord and/or Tenant and whether collected from Landlord and/or Tenant, including, without limitation, any privilege or excise tax, provided, however that Common Expenses shall not include any income, franchise or corporate tax, sales, capital levy, capital stock, excess profits, transfer, revenue, or any other tax, assessment or charge upon or measured by rent payable to Landlord, unless such amounts payable on rents are assessed in lieu of real and personal property taxes;

(ii)the cost of all insurance maintained by Landlord on or with respect to the Building, the Improvements, the Common Areas or the Property, including, without limitation, casualty insurance, liability insurance, rental interruption, workers compensation, any insurance required to be maintained by Landlord’s lender, and any deductible applicable to any claims made by Landlord under such insurance;

(iii)snow removal, trash removal, cost of services of independent contractors, cost of compensation (including employment taxes and fringe benefits) of all persons who perform regular and recurring duties connected with day‑to‑day operation, maintenance, repair, and replacement of the Building, the Improvements, the Common Areas or the Property, its equipment and the adjacent walk and landscaped area (including, but not limited to janitorial, scavenger, gardening, security, parking, elevator, painting, plumbing, electrical, mechanical, carpentry, window washing, structural and roof repairs and reserves, signing and advertising), but excluding persons performing services not uniformly available to or performed for substantially all Building tenants;

(iv)costs of all gas, water, sewer, electricity and other utilities used in the maintenance, operation or use of the Building, the Improvements, the Property and the Common Areas, cost of equipment or devices used to conserve or monitor energy consumption, supplies, licenses, permits and inspection fees, except that electric and HVAC services for the Leased Premises shall be separately sub-metered and billed directly to Tenant by Landlord based on Tenant’s use. Gas shall not be separately metered to each tenant’s premises, but shall be allocated based on Tenant’s Proportionate Share. Tenant may elect, at Tenant’s expense, to cause the Leased Premises to be separately metered with the utility companies, in which case, Tenant shall pay the utility companies directly for such separately metered services, and such separately metered services shall not be included for purposes of calculating Common Area Expenses;

(v)accounting and legal fees;

(vi)payments required to be made in connection with the maintenance or operation of any easement or right of way or other instrument through which Landlord claims title in the Property or to which Landlord’s title in the Property is subject; and

(vii)Property management fees not to exceed three and one-half percent (3.5%) of all revenues (including Basic Annual Rent and Common Area Expenses reimbursements) received from the Building, the Improvements and the Common Areas.

(e)    “Common Area Expenses Exclusions” means each of the following expenses incurred by Landlord:

(i)    depreciation and amortization;

(ii)    expenses incurred by Landlord to prepare, renovate, repaint, redecorate, or perform any other work in any space leased to an existing tenant or prospective tenant of a Building;

(iii)    expenses incurred by Landlord for repairs or other work occasioned by fire, windstorm, or other insurable casualty or condemnation (other than deductibles under such insurance which deductible shall not exceed $25,000 per occurrence);

(iv)    expenses incurred by Landlord to lease space to new tenants or to retain existing tenants, including leasing commissions, advertising, and promotional expenditures, including tenant appreciation gifts or expenses;

(v)    expenses incurred by Landlord to resolve disputes, enforce, or negotiate lease terms with prospective or existing tenants, or in connection with any financing, sale, or syndication of the Property;

(vi)    interest, principal, points and fees, amortization, or other costs associated with any debt and rent payable under any lease to which this Lease is subject and all costs and expenses associated with any such debt or lease and any ground lease rent, irrespective of whether this Lease is subject or subordinate thereto;

(vii)    expenses incurred for the repair, maintenance, or operation of any pay parking garage not associated with the Building, including but not limited to salaries and benefits of any attendants, electricity, insurance, and taxes;

(viii)    cost of alterations, capital improvements, equipment replacement, and other items which under generally accepted accounting principles are properly classified as capital expenditures, except for (a) capital repairs (such as parking lot resurfacing and roof repairs), and (b) capital improvements which decrease the Common Area Expenses, provided, however, the amount included as Common Area Expenses shall be amortized on a straight-line basis over the useful life of such capital improvements and provided such capital improvements actually decrease the Common Area Expenses;

(ix)    expenses for the replacement of any item covered under warranty;

(x)    cost to correct any penalty or fine incurred by Landlord due to Landlord’s (but not Tenant’s) violation of any federal, state, or local law or regulation and any interest or penalties due for late payment by Landlord of any of the Common Area Expenses except to the extent Tenant did not timely reimburse Landlord for Tenant’s Proportionate Share of Common Area Expenses to the extent required by this Lease;

(xi)    cost of repairs necessitated by Landlord’s negligence or willful misconduct, or of correcting any latent defects or original design defects in the Building’s construction, materials, or equipment;

(xii)    expenses for any item or service which Tenant pays directly to a third party or separately reimburses Landlord and expenses incurred by Landlord to the extent the same are reimbursable or reimbursed from any other tenants, occupants of the property, or third parties (other than as reimbursement as Common Area Expenses);

(xiii)    expenses for any item or service not provided to Tenant but exclusively to certain other tenants in the Building;

(xiv)    management costs or fees in excess of three and one-half of one percent (3.5%) of all rent received from the operation of the Property;

(xv)    salaries of employees above the grade of building superintendent or building manager, and the portion of employee expenses for employees whose time is not spent directly and solely in the operation of the Building;

(xvi)    Landlord’s general corporate overhead and administrative expenses including travel of ownership to the Building or any tenant appreciation events or gifts;

(xvii)    expenses incurred by Landlord in order for the Building and Property to comply with all present laws, ordinances, requirements, orders, directives, rules, and regulations of federal, state, county, and city governments and of all other governmental authorities having or claiming jurisdiction over the Building, including without limitation the Americans with Disabilities Act of 1990 (as amended), the Federal Occupational Safety and Health Act of 1970 (as amended), the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (as amended), and any of said laws, rules, and regulations relating to environmental, health, or safety matters;

(xviii)    replacement reserves;

(xix)     except as contemplated by subsection (xiv) above, fees paid by Landlord or affiliates of Landlord to the extent that such fees exceed the customary amount charged for the services provided;

(xx)    Common Area Expenses incurred by Landlord relative to retail stores, hotels, and any specialty services in the Building which are not conducted by Tenant;

(xxi)    Landlord’s cost of electricity and other services that are sold to tenants or for which Landlord is entitled to be reimbursed by tenants or other parties (other than as a reimbursement of Common Area Expenses);

(xxii)    all costs incurred by Landlord for alterations, repairs, and replacements which have a useful life of more than one (1) year but such costs may be amortized over the useful life of such replacement and such amortization shall be included as a Common Area Expense;

(xxiii)    all costs incurred due to violation by Landlord or any tenant, other than Tenant, of the terms and conditions of any lease;

(xxiv)    costs and expenses due to termination or under-funding of any plan under ERISA or any other law or regulation governing employee pension plans or other benefits;

(xxv)    HVAC modifications and replacement obligations necessary to comply with any Clean Air Act requirements, including ASHRAE standards, for the following but not limited to: maintenance, fresh air, chlorofluorocarbons (CFCs), and hydro chlorofluorocarbons (HCFCs);

(xxvi)    cost of sculptures, paintings, and other objects of art;

(xxvii)    cost of gifts arising from Landlord’s charitable or political contributions;

(xxviii)     travel and entertainment costs;

(xxix)    late fees assessed for Landlord’s failure to timely make any payment except to the extent Tenant did not timely reimburse Landlord for Tenant’s Proportionate Share of Common Area Expenses to the extent required by this Lease;

(xxx)    costs associated with the removal of substances considered to be detrimental to the environment or the health of occupants of the Building (other than costs for substances brought onto the Leased Premises by Tenant);

(xxxi) allowances specified in Exhibit “C” for expenses incurred by Landlord for improvements to the Leased Premises;

(xxxiii) the excess cost of any work or service performed for or facilities furnished to any tenant to a substantially greater extent or in a manner materially more favorable to such tenant than that performed for or furnished to Tenant hereunder, but only to the extent of such more favorable services;

(xxxiv) sums which constitute insured repairs or other work necessitated by fire or other casualty (other than the deductible for such insurance);

(xxxv) expenditures paid to a related corporation, entity or persons which are in excess of the amount which would be paid in an arm’s-length transaction;

(xxxvi) expenditures resulting from the relocation or moving of tenants in the Building to another location; and

(xxxi)    from and after the 2016 calendar year, Controllable Common Area Expenses to the extent such Controllable Common Area Expenses are increased by more than four percent (4%) over the Common Area Expenses incurred in the prior year.

(f)    “Common Areas” is defined in Section 20.1.

(g)    “Controllable Common Area Expenses” shall mean all Common Area Expenses that are within the reasonable control and influence of Landlord by use of commercially reasonable, good faith efforts, but shall not include taxes, insurance, utilities and snow removal.

(h)    “Estimated Costs” shall mean Landlord’s estimate of Tenant’s Proportionate Share of Common Area Expenses for a particular calendar year, excluding costs of electricity and HVAC services, which will be separately metered and billed to Tenant directly.

(i)    “Tenant’s Proportionate Share” shall mean the percentage derived from the fraction, the numerator of which is the rentable square footage of the Leased Premises, the denominator of which is the rentable square footage of the Building. Tenant’s proportionate share as of the date hereof is 74.44%. Notwithstanding the foregoing, if the Building does not have ninety-five percent (95%) occupancy during an entire calendar year, then the variable cost component of “Common Area Expenses” shall be equitably adjusted so that the total amount of Common Area Expenses equals the total amount which would have been paid or incurred by Landlord had the Building been ninety-five percent (95%) occupied for the entire calendar year. In no event shall Landlord be entitled to receive from Tenant and any other tenants in the Building an aggregate amount in excess of actual Common Area Expenses incurred by Landlord.

4.2    Payment of Additional Rent. Additional Rent shall be paid as follows:

(a)    Prior to the Commencement Date and prior to the beginning of each calendar year after the Commencement Date, Landlord shall deliver to Tenant a statement showing the Estimated Costs for such calendar year. If Landlord fails to deliver such statement prior to January 1 of the applicable year, until the delivery of such statement, Tenant’s Estimated Costs shall be deemed to be the same amount of the Estimated Costs for the prior year; provided, however, if Landlord subsequently furnishes to Tenant a statement of such Estimated Costs, to the extent such Estimated Costs are greater than or less than the Estimated Costs paid on a year to date basis, Tenant shall either receive a credit or make a payment, in the amount of such difference on the next date on which Tenant makes a rental payment hereunder.

(b)    Concurrent with each monthly payment of Basic Annual Rent due pursuant to Section 3.1 above, Tenant shall pay to Landlord, without offset or deduction, one‑twelfth (l/12th) of the Estimated Costs, plus all other amounts due and owing by Tenant under this Lease which are not included as part of Estimated Costs (e.g., late payment charges).

4.3    Report of Common Area Expenses and Statement of Estimated Costs    . Within one hundred twenty (120) days after each calendar year occurring during the term of this Lease, Landlord shall furnish Tenant with a written reconciliation statement (the “Landlord’s Statement”) comparing the actual amount of Tenant’s Proportionate Share of Common Area Expenses payable during the previous calendar year against the amounts actually paid by Tenant during the previous calendar year pursuant to Section 4.2 above. If the annual reconciliation statement of costs indicates that the Estimated Costs paid by Tenant for any year exceeded the actual amount of Tenant’s Proportionate Share of Common Area Expenses, Landlord, at its election, shall either (a) promptly pay the amount of such excess to Tenant, or (b) apply such excess against the next installment of Basic Annual Rental or Additional Rent due hereunder. If the annual reconciliation statement of costs indicates that Estimated Costs paid by Tenant for any year is less than the actual amount of Tenant’s Proportionate Share of Common Area Expenses, paid by Tenant for such calendar year, Tenant shall pay to Landlord any such deficiency within thirty (30) days of Tenant’s receipt of such reconciliation statement.

4.4    Audit Rights. Every statement given by Landlord pursuant to Section 4.3 shall be conclusive and binding upon Tenant unless within 120 days after the receipt of such statement Tenant shall notify Landlord that it disputes the correctness thereof. During the period of 120 days after receipt of Landlord’s Statement, Tenant’s advisor (which must be a real estate professional who is in the business of reviewing reconciliation statements on behalf of third party tenants) or certified public accountant which, in either case, is not compensated on a contingency basis may, for the purpose of verifying the Common Area Expenses, inspect the records of the material reflected in Landlord’s Statement, including such materials and statements for previous years, as applicable, at a reasonable time mutually-agreeable to Landlord and Tenant. Such material shall include but not be limited to the general ledger of the Common Area Expenses on a line item basis. The audit shall be concluded within thirty (30) days of the commencement of such audit and Tenant shall provide Landlord with the results of such audit within sixty (60) days of the conclusion of such audit. The parties recognize the confidential nature of Landlord’s books and records and hence agree that before Landlord shall afford Tenant’s advisor or its certified public accountant reasonable access to Landlord’s books and records, including the copying of said material in order to complete a thorough analysis of the expenses, Tenant and its advisor or certified public accountant shall enter into a confidentiality agreement in form and substance reasonably satisfactory to Landlord, whereby Tenant and its advisor or certified public accountant shall agree, as a condition precedent to their review of such books and records, not to disclose any of the information disclosed in connection with such review to any third party (subject to standard nondisclosure exceptions, including without limitation, disclosures ordered by a court or otherwise required to comply with applicable law). Failure of Tenant to challenge any item in Landlord’s Statement within one hundred twenty (120) days after Tenant’s receipt of Landlord’s Statement shall be construed as a waiver of Tenant’s right to challenge such item for such year and such determination shall be conclusive for both Landlord and Tenant. In the event Tenant’s audit of Landlord’s Statement discloses discrepancies, Tenant shall disclose the results of such audit to Landlord. Landlord shall have a period of thirty (30) days to review Tenant’s audit reports and determine if Landlord disputes such reports. If Landlord disputes the results of Tenant’s audit reports, Landlord shall give written notice of such disputes within such thirty (30) day period. Landlord and Tenant shall work in good faith to resolve any disagreements resulting from Tenant’s audit. If Landlord and Tenant cannot resolve such disputes within thirty (30) days of the date Landlord gives notice to Tenant of Landlord’s dispute, either party may refer the decision of the issues raised, if any, to a reputable, nationally-recognized independent firm of certified public accountants (or other organization whose core competency is deemed to be within this specialty area) selected by Tenant and reasonably approved by Landlord. The selected firm shall be deemed to be acting as an expert and not as an arbitrator, and a determination signed by the selected expert shall be final and binding on both Landlord and Tenant. Landlord shall afford such accountants/specialists reasonable access to Landlord’s books and records to the extent such accountants/specialists deem necessary in order to reach their decision. In connection therewith, Tenant and such accountants/specialists shall execute and deliver to Landlord a confidentiality agreement, in form and substance reasonably satisfactory to Landlord, whereby such parties shall agree not to disclose any of the information disclosed in connection with such review to any third party (subject to standard nondisclosure exceptions, including without limitation, disclosures ordered by a court or otherwise required to comply with applicable law). Notwithstanding the foregoing, in the event such certified public accountant/specialists shall determine that Landlord’s Statement for the subject year or any previous years, if applicable, has overcharged Tenant for Common Area Expenses (and such determination is not successfully challenged by Landlord), then Landlord shall refund or credit to Tenant the amount of the overcharge. If such audit shall determine that Landlord has overstated actual Common Area Expenses by more than five percent (5%), Landlord shall, in addition, reimburse Tenant for the reasonable out-of-pocket expenses incurred by Tenant in connection with such audit (including the out of pocket costs of retaining its advisor) and, if applicable, expert review. If such audit and, if applicable, expert review, shall determine that (1) Landlord has not overstated actual Common Area Expenses, or (2) has overstated actual Common Area Expenses by less than five percent (5%) then, Tenant shall pay the costs of such audit (including the out of pocket costs of retaining its advisor) and, if applicable, the expert review.

4.5    Limitations. Nothing contained in this Part IV shall be construed at any time so as to reduce the monthly installments of Basic Annual Rent payable hereunder below the amount set forth in Section 3.1 of this Lease.

V.    SECURITY DEPOSIT

5.1    Deposit. Tenant has paid to the Existing Landlord, who has in turn deposited with Landlord, the sum of Eighty-Six Thousand Two Hundred Seventy and no/100 Dollars ($86,270) as security for the performance by Tenant of all of the terms, covenants, and conditions required to be performed hereunder. If Tenant has performed all such terms, covenants, and conditions of this Lease, such sum shall be returned to Tenant after the expiration of the term of this Lease and delivery of possession of the Leased Premises to Landlord. Prior to the time that Tenant is entitled to any return of the security deposit, Landlord may intermingle such deposit with its own funds and use such sum for such purposes as Landlord may determine. Tenant shall not be entitled to any interest on the security deposit.

5.2    Application of Security Deposit. In the event of default by Tenant in respect to any of its obligations under this Lease, including, but not limited to, the payment of Basic Annual Rent or Additional Rent, Landlord may use, apply, or retain all or any part of the security deposit for the satisfaction of any unpaid Basic Annual Rent or Additional Rent. Landlord may apply the security deposit to any expenses incurred by reason of the default of Tenant, including any damages or deficiency in the reletting of the Leased Premises, regardless of whether the accrual of such damages or deficiency occurs before or after an eviction or a portion of the security deposit is so used or applied. Tenant shall, upon five (5) days written demand, deposit cash with Landlord in an amount sufficient to restore the security deposit to its original amount. Within thirty (30) days of the expiration or earlier termination of this Lease, Landlord shall return to Tenant any portion of the security deposit which Landlord has not applied, or is not entitled to apply, to the obligations of Tenant as permitted by this Lease.

VI.    USE

6.1    Use of Leased Premises. The Leased Premises shall be used and occupied by Tenant for general office purposes consistent with a Class “A” office building, any uses ancillary or incidental thereto, a call center and for no other purpose whatsoever without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed.

6.2    Prohibition of Certain Activities or Uses. Tenant shall not do or permit anything to be done in or about, or bring or keep anything in the Leased Premises or the Property which is prohibited by this Lease or will, in any way or to any extent:

(a)    adversely affect any fire, liability, or other insurance policy carried with respect to the Building, the Improvements, the Common Areas, the Property, or any of the contents of the foregoing (except with Landlord’s express written permission, which will not be unreasonably withheld, but which may be contingent upon Tenant’s agreement to bear any additional costs, expenses or liability for risk that may be involved);

(b)    materially obstruct, interfere with any right of, or injure any other tenant or occupant of the Building, the Common Areas, the Improvements, or the Property;

(c)    conflict with or violate any law, statute, ordinance, rule, regulation or requirement of any governmental unit, agency, or authority (whether existing or enacted as promulgated in the future, known or unknown, foreseen or unforeseen);

(d)    adversely overload the floors or otherwise damage the structural soundness of the Leased Premises or a Building, or any part thereof (except with Landlord’s express written permission, which will not be unreasonably withheld, but which may be contingent upon Tenant’s agreement to bear any additional costs, expenses, or liability for risk that may be involved); or

(e)     take any action which causes a violation of any restrictive covenants or any other instrument of record applying to the Property provided such records have been provided to Tenant.

6.3    Affirmative Obligations with Respect to Use    .

(a)    Except with respect to Landlord’s obligations hereunder, Tenant will (i) comply with all governmental laws, ordinances, regulations, and requirements, now in force or which hereafter may be in force, of any lawful governmental body or authorities having jurisdiction over the Leased Premises; (ii) keep the Leased Premises and every part thereof in a clean, neat, and orderly condition, free of objectionable noise, odors, or nuisances; (iii) in all respects and at all times fully comply with all health and policy regulations; and (iv) not suffer, permit, or commit any waste.

(b)    Except with respect to Landlord’s obligations hereunder, at all times during the term hereof, Tenant shall, at Tenant’s sole cost and expense, comply with all statutes, ordinances, laws, orders, rules, regulations, and requirements of all applicable federal, state, county, municipal and other agencies or authorities, now in effect or which may hereafter become effective, which shall impose any duty upon Landlord or Tenant with respect to the use, occupation or alterations of the Leased Premises (including, without limitation, all applicable requirements of the Americans with Disabilities Act of 1990 and all other applicable laws relating to persons with disabilities, and all rules and regulations which may be promulgated thereunder from time to time and whether relating to barrier removal, providing auxiliary aids and services or otherwise (the “ADA”)) and upon request of Landlord shall deliver evidence thereof to Landlord. Notwithstanding the foregoing, Tenant shall only be obligated to comply with laws which require improvements, modifications or alterations to the Leased Premises if and to the extent such compliance obligation is implicated by Tenant’s specific or unique use of the Leased Premises or alterations or additions made to the Leased Premises by Tenant, and not such laws as are applicable to all users of office space. Except where the obligation to comply with applicable law is Tenant’s obligation hereunder, Landlord shall be responsible for compliance with all laws applicable to the Leased Premises, the Building, the Common Areas and the Property.

6.4    Suitability. Tenant acknowledges that except as expressly set forth in this Lease, neither Landlord nor any other person has made any representation or warranty with respect to the Leased Premises or any other portion of the Building, the Common Areas, or the Improvements and that no representation has been made or relied on with respect to the suitability of the Leased Premises or any other portion of the Building, the Common Areas, or Improvements for the conduct of Tenant’s business.

6.5    Taxes. Tenant shall pay all taxes, assessments, charges, and fees which during the term hereof may be imposed, assessed, or levied by any governmental or public authority against or upon Tenant’s use of the Leased Premises or any personal property or fixture kept or installed therein by Tenant.

VII.    UTILITIES AND SERVICE

7.1    Obligation of Landlord. During the term of this Lease, Landlord agrees to cause to be furnished to the Leased Premises at all times the following utilities and services, the cost and expense of which shall be included in Common Area Expenses except to the extent any such utilities are separately metered or sub-metered and billed directly to Tenant as permitted hereunder:

(a)    Electricity, water, gas and sewer service.

(b)    Telephone connection, but not including telephone stations and equipment (it being expressly understood and agreed that Tenant shall be responsible for the ordering and installation of telephone lines and equipment which pertain to the Leased Premises).

(c)    Heat and air‑conditioning to such extent and to such levels as, in Landlord’s reasonable judgment, is reasonably required for the comfortable use and occupancy of the Leased Premises subject however to any limitations imposed by any government agency.

(d)    Janitorial service in accordance with Exhibit “H”.

(e)    A card-access security system (“Building Card-Access Security System”) with card readers at all exterior Building entries and exits, all elevators, and all fire stairway entries and exits. Landlord shall furnish Tenant, at Landlord’s expense, with up six (6) access cards per 1,000 rentable square feet in the Leased Premises, and at Tenant’s expense with such additional keys and access cards as Tenant may request, to unlock or allow access to the Building and each corridor door entering the Leased Premises. Upon the expiration or termination of the Term, Tenant shall surrender all such keys and access cards to Landlord and shall deliver to Landlord the combination to all locks on all safes, cabinets and vaults which will remain in the Leased Premises. In the event Tenant fails to return all access cards, or in the event Tenant requires a replacement access cards, Tenant shall pay an amount equal to $10.00 for each access card not returned to Landlord or replaced by Landlord.

(f)    Exterior security lighting around the Building and in the parking areas, consistent with other Class A Office Building in the Salt Lake Metropolitan area.

(g)    Snow removal service.

(h)    Landscaping and grounds keeping service.

(i)	Access to the Leased Premises, including elevator service twenty-four (24) hours a day.

7.2    Tenant’s Obligations. Tenant shall arrange for and shall pay the entire cost and expense of all telephone stations, equipment and use charges, electric light bulbs (but not parabolic light bulbs used in fixtures originally installed in the Leased Premises) and all other materials and services not expressly required to be provided and paid for pursuant to the provisions of Section 7.1 above.

7.3    Additional Limitations.

(a)    Tenant will not, without the written consent of Landlord, which shall not be unreasonably withheld, use any apparatus or device on the Leased Premises (including but without limitation thereto, electronic data processing machines or machines using current in excess of 110 volts) which will in any way or to any extent increase the amount of electricity or water usually furnished or supplied for use on the Leased Premises for the use designated in Section 6.1 above, nor connect with either electrical current (except through existing electrical outlets in the Leased Premises), water pipes, or any apparatus or device, for the purposes of using electric current or water. Without limiting the generality of the foregoing, any uses for utilities which are in excess of normal operating uses for offices, including, without limitation, those relating to supplemental heating or cooling requirements, may, at Landlord’s option, be sub-metered and billed separately to Tenant and shall not be included as part of Common Area Expenses.

(b)    If Tenant shall require water or electric current in excess of that usually furnished or supplied for use of the Leased Premises, or for purposes other than those designated in Section 6.l above, Tenant shall first procure the consent of Landlord for the use thereof, which consent Landlord shall not be unreasonably withheld, conditioned or delayed. Landlord may cause a water meter or electric current meter to be installed in the Leased Premises, so as to measure the amount of water and/or electric current consumed for any such use. Tenant shall pay for the cost of such meters and of installation, maintenance and repair thereof. Tenant agrees to pay Landlord promptly upon demand for all such water and electric current consumed as shown by said meters at the rates charged for such service either by the city or county in which the Building is located or by the local public utility, as the case may be, together with any additional expense incurred in keeping account of the water and electric current so consumed.

(c)    If and where heat generating machines are used in the Leased Premises which affect the temperature otherwise maintained by the air conditioning system, Landlord reserves the right to install additional or supplementary air conditioning units for the Leased Premises, and the entire cost of installing, operating, maintaining and repairing the same shall be paid by Tenant to Landlord promptly after demand by Landlord.

7.4    Limitation on Landlord’s Liability. Except as set forth in this Section 7.4, Landlord shall not be liable for any failure to provide or furnish any of the foregoing utilities or services if such failure was reasonably beyond the control of Landlord and Tenant shall not be entitled to terminate this Lease or to effectuate any abatement or reduction of rent by reason of any such failure. If utilities and services are interrupted for more than three (3) consecutive calendar days as a result of Landlord’s or another tenants’ acts or omissions (other than a sublessee or assignee of Tenant), and not a result of Tenant’s acts or omissions, then Tenant shall have the right to cease payment of Basic Annual Rent and Tenant’s Proportionate Share of the Common Area Expenses beginning with the day of interruption pro-rated until such service is reinstated. If such interruption shall continue for sixty (60) consecutive days, Tenant shall have the right, in its sole discretion and in addition to any other remedies available to Tenant, to terminate the Lease by delivering written notice to Landlord at any time prior to the date such utilities are restored. In no event shall Landlord be liable for loss or injury to persons or property, however, arising or occurring in connection with or attributable to any failure to furnish such utilities or services even if within the control of Landlord, provided, however that Landlord shall use reasonable diligence to promptly restore the same.

7.5    Property Management Personnel. Tenant may give written notice to Landlord of any unsatisfactory performance (in Tenant’s reasonable determination) of property management personnel for the Property. Landlord shall have thirty (30) days following such notice in which to correct such performance or such longer period of time as may be reasonably necessary, so long as Landlord promptly commences such correction following such notice and thereafter diligently prosecutes the same to completion. If Landlord fails to correct such performance in accordance with the immediately preceding sentence, Tenant may, by written notice, direct Landlord to replace such non-performing personnel. If Landlord fails to replace such non-performing personnel within thirty (30) days after such second notice, or if Landlord fails to correct unsatisfactory performance of property management personnel for the Property within the applicable notice and cure period on more than two (2) occasions in any twelve (12) month period, then Tenant may, by a third written notice given to Landlord, direct Landlord to utilize a third-party property management company for the Property that is reasonably satisfactory to both Landlord and Tenant.

VIII.    MAINTENANCE AND REPAIRS; ALTERATIONS; ACCESS

8.1    Maintenance and Repairs by Landlord. Landlord shall maintain in good order, condition, and repair the Building, the Common Areas, and the Improvements except the Leased Premises and those other portions of the Building leased, rented, or otherwise occupied by persons not affiliated with Landlord. Such maintenance and repair obligations shall include, but shall not be limited to, maintaining and making necessary foundational, roof and structural repairs and repairs to plumbing, sewer, septic, electrical, mechanical and heating, ventilation or air conditioning equipment servicing the Leased Premises. If Landlord is required to repair or replace any damage to the Building, the Common Areas or the Improvements occasioned by the willful misconduct or negligence of Tenant or the Tenant Related Parties (as defined in Section 10.1 below), Landlord shall replace or repair such damage at Tenant’s sole cost and expenses, provided if the damage is in excess of $100,000 and is covered by Landlord’s insurance, and provided Tenant is not in default beyond all applicable notice and cure periods under its Lease, Landlord agrees to submit such claim on such insurance

8.2    Maintenance and Repairs by Tenant. Tenant, at Tenant’s sole cost and expense and without prior demand being made, shall maintain the Leased Premises in good order, condition and repair, and will be responsible for the painting, carpeting, or other interior design work of the Leased Premises as provided in Exhibit “C” of the Lease and shall maintain all equipment and fixtures installed by Tenant. Tenant shall in a good and workmanlike manner repair or replace any damage to the Leased Premises occasioned by the willful misconduct or negligence of Tenant or the Tenant Related Parties.

8.3    Alterations. Except as set forth on Exhibit “C” attached hereto, Tenant shall not without first obtaining Landlord’s written approval: (a) make or cause to be made any alterations, additions, or improvements (collectively, “Alterations”); (b) install or cause to be installed any fixtures, signs, floor coverings, interior or exterior lighting, plumbing fixtures, shades or awnings; or (c) make any other changes to the Leased Premises without first obtaining Landlord’s written approval. The foregoing notwithstanding, if the proposed Alteration is, in Landlord’s judgment, (a) likely to affect the structure of the Building or the electrical, plumbing, life safety or HVAC systems or otherwise adversely impacts the value of the Building, (b) does not comply with applicable laws, (c) affects the exterior of the Leased Premises, (d) violates any existing covenants, conditions or restrictions affecting the Property or violates Landlord’s loan documents, or (e) would unreasonably interfere with the normal business operations of other tenants in the Building, if any, such consent may be withheld at the sole and absolute discretion of Landlord; except for the foregoing, Landlord’s approval shall not be unreasonably withheld, conditioned or delayed. Tenant shall present to Landlord plans and specifications for such work at the time approval is sought. In the event Landlord consents to the making of any Alterations to the Leased Premises by Tenant, the same shall be made by Tenant at Tenant’s sole cost and expense. All such work shall be done only by contractors or mechanics approved by Landlord, which approval shall not be unreasonably withheld. All such work with respect to any Alterations shall be done in a good and workmanlike manner and diligently prosecuted to completion such that, except as absolutely necessary during the course of such work, the Leased Premises shall at all times be a complete operating unit. Any such Alterations shall be performed and done strictly in accordance with all laws and ordinances relating thereto. In performing the work or any such alterations, additions, or changes, Tenant shall have the same performed in such a manner as not to obstruct access to any portion of the Building. Any Alterations to or of the Leased Premises, including, but not limited to, wallcovering, paneling, and built‑in cabinet work, but excepting movable furniture and equipment, shall at once become a part of the realty and shall be surrendered with the Leased Premises unless Landlord otherwise elects at the time permission is granted to Tenant to install such items. Notwithstanding anything herein to the contrary, with respect to any non-structural alteration which (i) does not affect any Building system or any portion of the

Building outside the Leased Premises and (ii) does not cost more than $25,000 in the aggregate in a twelve (12) month period, the consent of Landlord will not be required, provided Landlord receives at least 10 days advance notice thereof.

8.4    Landlord’s Access to Leased Premises. Landlord shall have the right to place, maintain, and repair all utility equipment of any kind in, upon, and under the Leased Premises as may be necessary for the servicing of the Leased Premises and other portions of the Building. Upon providing at least 48 hours’ prior notice to Tenant, Landlord shall also have the right to enter the Leased Premises at all times to inspect or to exhibit the same to prospective purchasers and mortgagees, and to make such repairs, additions, alterations, or improvements as Landlord may deem desirable. Landlord shall be allowed to take all material upon said Leased Premises that may be required therefor without the same constituting an actual or constructive eviction of Tenant in whole or in part, the rents reserved herein shall in no wise abate while said work is in progress by reason of loss or interruption of Tenant’s business or otherwise, and Tenant shall have no claim for damages. During the six (6) month period prior to expiration of this Lease or of any renewal term, Landlord may exhibit the Leased Premises to prospective tenants or lessees and may place upon the Leased Premises reasonable “For Lease” or “For Sale” signs which Tenant shall permit to remain thereon. In connection with any of the foregoing activities of Landlord, Landlord shall use commercially reasonable efforts while conducting such activities to minimize any interference with Tenant’s use of the Leased Premises.

IX.    ASSIGNMENT

9.1    Definitions. As used in this Lease:

(a) “Pledge” means to pledge, encumber, mortgage, assign (whether as collateral or absolutely) or otherwise grant a lien or security interest in this Lease or any portion of the Leased Premises as security for, or to otherwise assure, performance of any obligation of Tenant or any other person.

(b)“Sublease” means to lease or enter into any other form of agreement with any other person, whether written or oral, which allows that person or any other person to occupy or possess any part of the Leased Premises for any period of time or for any purpose.

(c)“Transfer” means to sell, assign, transfer, exchange or otherwise dispose of or alienate any interest of Tenant in this Lease, whether voluntary or involuntary or by operation of law including, without limitation: (i) any such Transfer by death, incompetency, foreclosure sale, deed in lieu of foreclosure, levy or attachment; (ii) if Tenant is not a human being, any direct or indirect Transfer of fifty percent (50%) or more of any one of the voting, capital or profits interests in Tenant; and (iii) if Tenant is not a human being, any Transfer of this Lease from Tenant by merger, consolidation, transfer of assets, or liquidation or any similar transaction under any law pertaining to corporations, partnerships, limited liability companies or other forms of organizations.

9.2    Transfers, Subleases and Pledges Prohibited. Except with the prior written consent of Landlord in each instance, which shall not be unreasonably withheld conditioned or delayed, and except as permitted in Section 9.5, Tenant shall not Transfer or Pledge this Lease, or Sublease or Pledge all or any part of the Leased Premises, excluding Tenant’s personal property. Consent of Landlord to any of the actions described in the previous sentence shall be deemed granted and delivered only if obtained strictly in accordance with and pursuant to the procedure set forth in Section 9.3 of this Lease and is memorialized in a writing signed by Landlord that refers on its face to Section 9.3 of this Lease. Any other purported Transfer, Sublease or Pledge shall be null and void, and shall constitute a default under this Lease which, at the option and election of Landlord exercisable in writing at its sole discretion, shall result in the immediate termination of this Lease; provided, if Landlord does not terminate this Lease, it may exercise any other remedies available to it under this Lease or at law or equity. Consent by Landlord to any Transfer, Sublease or Pledge shall not operate as a waiver of the necessity for consent to any subsequent Transfer, Sublease or Pledge, and the terms of Landlord’s written consent shall be binding upon any person holding by, under, or through Tenant. Except as provided in Section 9.5, any Transfer, Sublease or Pledge shall not relieve Tenant from any of its obligations under this Lease, all of which shall continue in full force and effect notwithstanding any assumption or agreement of the person to whom the Transfer, Sublease or Pledge pertains.

9.3    Consent of Landlord Required:

(a)If Tenant proposes to make any Transfer, Sublease or Pledge it shall promptly notify Landlord in writing of the details of the proposed Transfer, Sublease or Pledge, and shall also promptly furnish to Landlord sufficient written information and documentation reasonably required by Landlord to allow Landlord to assess the business to be conducted in the Leased Premises by the person to whom the Transfer, Sublease or Pledge is proposed to be made, the financial condition of such person and the nature of the transaction in which the Transfer, Sublease or Pledge is to occur, provided, that it shall be deemed unreasonable for Landlord to require more than three (3) years of financial information. In the event Landlord fails to disapprove of such Transfer, Sublease or Pledge within ten (10) business days of Landlord’s receipt of the information required by this Section 9.3(a), Landlord shall be deemed to have approved of such Transfer, Sublease or Pledge. It shall be deemed reasonable for Landlord to withhold its consent to a Transfer or Sublease for any of the following reasons: (i) a proposed transferee has managerial skills, or an operational, business history or financial capacity inadequate with respect to the obligations under this Lease, as determined by Landlord in its reasonable discretion; and/or (ii) the character and reputation of the proposed transferee or sublessee is not reasonably satisfactory to Landlord; and/or (iii) the occupancy of the Leased Premises by the proposed transferee or sublessee would likely violate a provision of this Lease or any other lease or agreement in effect prior to the date of this Lease concerning the Building or the Property. Tenant shall provide Landlord with all information reasonably requested for Landlord to accurately evaluate the person to whom the Transfer or Sublease shall be made.

(b)Landlord shall have the absolute right to reject any proposed Transfer, Pledge or Sublease under any of the following circumstances:

(i)If, as a result of the Transfer, Sublease or Pledge, Landlord or the Leased Premises would be subject to compliance with any law, ordinance, regulation or similar governmental requirement to which Landlord or the Leased Premises were not previously subject, or as to which Landlord or the Leased Premises has a variance, exemption or similar right not to comply including, without limitation, that certain act commonly known as the “Americans with Disabilities Act of l990”, and any related rules or regulations, or similar state or local laws relating to persons with disabilities.

(ii)A Transfer, Sublease or Pledge to any other person which is the landlord or sublandlord under any leases or subleases for office space within a ten (10) mile radius of the Leased Premises.

(iii)A Transfer, Sublease or Pledge to any other person which is at that time has an enforceable lease for any other space in the Building or any prospective tenant with whom Landlord has, in the prior six (6) months entered into a letter of intent or responded to a request for proposal, and provided Landlord has space in the Building to accommodate such persons request.

(iv)The person to whom the Transfer, Sublease or Pledge is to be made will not agree in writing to be bound by the terms and conditions of this Lease; provided that the Lease shall not be enforceable against person to whom the Lease or Leased Premises is to be Pledged until after the foreclosure or other realization upon its lien or security interest.

(c)Except as set forth in Section 9.3(b), Landlord’s consent shall not be unreasonably withheld, provided that: (i) Tenant promptly provides to Landlord all information requested by Landlord pursuant to Section 9.3(a) and Landlord determines that such information is sufficient to allow Landlord to accurately evaluate the financial condition of the person to whom the Transfer, Sublease or Pledge is to be made; and (ii) Tenant and the person to whom the Transfer, Sublease or Pledge is to be made, agree in writing to all of the rights of Landlord set forth in Section 9.4.

9.4    Landlord’s Right in Event of Assignment or Sublease.

(a)    If Landlord consents in writing to any Transfer or any Sublease, Landlord may collect rent and other charges and amounts due under this Lease from the person to whom the Transfer was made or under the sublease from any person who entered into the Sublease, and Landlord shall apply all such amounts collected to the rent and other charges to be paid by Tenant under this Lease. If Landlord consents in writing to any Pledge of this Lease or any portion of the Leased Premises, and the person to whom the Pledge was made forecloses or otherwise realizes upon any interest in this Lease or in any portion of the Leased Premises, Landlord may collect rent and other charges and amounts due under this Lease from such person, and Landlord shall apply the amount collected to the rent and other charges and amounts to be paid by Tenant under this Lease. Such collection, however, shall not constitute consent or waiver of the necessity of written consent to such Transfer, Sublease or Pledge, nor shall such collection constitute the recognition of such person or any other person as the “Tenant” under this Lease or constitute or result in a release of Tenant from the further performance of all of the covenants and obligations pursuant to this Lease, including the obligation to pay rent and other charges and other amounts due under this Lease.

(b)    In the event that any rent or additional consideration payable after a Transfer exceed the rents and additional consideration payable under this Lease, Landlord and Tenant shall share equally in the amount of any profits. In the event that the rent and additional consideration payable under a Sublease exceed the rents and other consideration payable under this Lease (prorated to the space being subleased pursuant to the Sublease), Landlord and Tenant shall share equally in the amount of any profits. For the purposes set forth in this Section 9.4(b), the term “profits” shall mean the gross revenue received from the assignee or sublessee during the sublease term or during the assignment less: (i) the gross revenue (exclusive of any such profits) paid to Landlord by Tenant during the period of the sublease term or during the assignment for the space covered by the sublease or assignment (“Sublease Space”); (ii) any improvement allowance or other out of pocket economic expense (space planning allowance, moving expenses, etc.) paid by Tenant to sublessee or assignee; (iii) any broker’s commission incurred by Tenant; (iv) reasonable out of pocket attorneys’ fees incurred by Tenant; (v) any lease takeover costs; and (vi) costs of advertising and marketing such Sublease Space.

(c)    In the event that Tenant shall request that Landlord consent to a Transfer, Sublease or Pledge, Tenant and/or the person to whom the Transfer, Sublease or Pledge was made shall pay to Landlord reasonable legal fees and costs, not to exceed $2,500.00, incurred in connection with processing of documents reasonably necessary to effect the Transfer, Sublease or Pledge.

9.5    Permitted Transfer or Sublease. Notwithstanding anything in this Lease to the contrary, Tenant shall have the right, without the prior consent of Landlord, to assign the Lease or sublet the whole or any part of the Leased Premises (a “Permitted Transfer”) to a corporation or entity (a “Related Entity”) which: (i) is Tenant’s parent organization, or (ii) is a wholly-owned subsidiary of Tenant or Tenant’s parent organization, or (iii) is an organization of which Tenant or Tenant’s parent owns in excess of fifty percent (50%) of the outstanding capital stock or has in excess of fifty percent (50%) ownership or control interest, or (iv) is the result of a consolidation, merger or reorganization with Tenant and/or Tenant’s parent organization, or (v) is the transferee of substantially all of Tenant’s assets; provided, in the case of a Transfer which is permitted pursuant to clauses (iv) and (v) above, immediately after such Transfer, the “Tenant” shall annual revenue which is not less than ten million and 00/100 dollars ($10,000,000) per year and a tangible net worth that is not less than Tenant’s as of the date of this Lease.

In connection with a Transfer or Sublease permitted under this Section 9.5(b), Tenant shall (i) give Landlord fifteen (15) days prior written notice of such Transfer or Sublease, and (ii) deliver to Landlord copies of (x) an assignment and assumption of this Lease (in the case of a Transfer of the Lease), which shall be in form and substances satisfactory to Landlord in its reasonable discretion, and (y) the Sublease, which shall be subject and subordinate to this Lease.

Further, except in the case of any Permitted Transfer that is a Sublease, in the event of any Permitted Transfer, Tenant shall be relieved of and released from all liability and obligations under the Lease accruing and/or arising from and after the effective date of such Permitted Transfer so long as immediately following such Permitted Transfer such transferee shall has the financial capability (including a tangible net worth and revenues) which are acceptable to Landlord (as determined by Landlord in its reasonable discretion). A release of Tenant from liability under this Lease, if any, shall be confirmed in a separate agreement signed by Landlord.

X.    INDEMNITY AND HAZARDOUS MATERIALS

10.1    Indemnity.

(a)Tenant’s Indemnity. Subject to the provisions of Section 11.5 below and to the fullest extent permitted by law, except to the extent caused by the gross negligence or willful misconduct of Landlord, Tenant shall protect, defend, indemnify and hold harmless Landlord and its affiliates against and from any and all claims, demands, actions, losses, damages, orders, judgments, and any and all costs and expenses (including, without limitation, attorneys’ fees and costs of litigation), resulting from or incurred by Landlord or any affiliate of Landlord on account of any of the following: (a) the use of the Leased Premises by Tenant or by its agents, contractors and employees, (the “Tenant Related Parties”), the conduct of its business or profession, or any other activity permitted or suffered by Tenant or the Tenant Related Parties within the Leased Premises; or (b) any breach by Tenant of this Lease. Tenant shall defend all suits brought upon such claims and pay all costs and expenses incidental thereto. Notwithstanding the foregoing, Landlord shall have the right, at its option, to participate in the defense of any such suit without relieving Tenant of any obligation hereunder.

(b)Landlord’s Indemnity. Subject to the provisions of Section 11.2, below, and to the fullest extent permitted by law, Landlord shall protect, defend, indemnify and hold harmless Tenant and Tenant Related Parties against and from any and all claims, demands, actions, losses, damages, orders, judgments, and any and all costs and expenses (including, without limitation, attorneys’ fees and costs of litigation), resulting from or incurred by Tenant or any Tenant Related Parties on account of (a)    the gross negligence or willful misconduct of Landlord or its agents, contractors, and employees (the “Landlord Related Parties”), or (b) any breach or default by Landlord in the performance of its obligations and covenants under this Lease. Landlord shall defend all suits brought upon such claims and pay all costs and expenses incidental thereto. Notwithstanding the foregoing, Tenant shall have the right, at its option and expense, to participate in the defense of any such suit without relieving Landlord of any obligation hereunder.

10.2.    Notice    . Tenant shall give prompt notice to Landlord in case of fire or accidents in the Leased Premises or in the Building of which the Leased Premises are a part or of defects therein or in any fixtures or equipment.

10.3    Environmental Indemnification.

(a)Tenant Indemnity. In addition to and without limiting the scope of any other indemnities provided under this Lease, Tenant shall indemnify, defend (with counsel reasonably acceptable to Landlord) and hold harmless Landlord from and against any and all demands, losses, costs, expenses, damages, bodily injury, wrongful death, property damage, claims, cross-claims, charges, action, lawsuits, liabilities, obligations, penalties, investigation costs, removal costs, response costs, remediation costs, natural resources damages, governmental administrative actions, and reasonable attorneys’ and consultants’ fees and expenses arising out of, directly or indirectly, in whole or in part, or relating to (i) the release of Hazardous Materials (as defined in Section 10.4 below) by Tenant or the Tenant Related Parties, (ii) the violation of any Hazardous Materials laws by Tenant or the Tenant Related Parties, or (iii) the use, storage, generation or disposal of Hazardous Materials in, on, about, or from the Property by Tenant or the Tenant Related Parties (the items listed in clauses (i) through and including (iii) being referred to herein individually as a “Tenant Release” and collectively as the “Tenant Releases”), provided, however, that the foregoing shall not prohibit the storage, use or disposal of cleaning materials, ink, toner and other typical office supplies that are stored in reasonable quantities and are transported, stored, used and disposed of in accordance with applicable law.

(b)Landlord’s Indemnity. In addition to and without limiting the scope of any other indemnities provided under this Lease, Landlord shall indemnify, defend (with counsel reasonably acceptable to Tenant) and hold harmless Tenant from and against any and all demands, losses, costs, expenses, damages, bodily injury, wrongful death, property damage, claims, cross-claims, charges, action, lawsuits, liabilities, obligations, penalties, investigation costs, removal costs, response costs, remediation costs, natural resources damages, governmental administrative actions, and reasonable attorneys’ and consultants’ fees and expenses arising out of, directly or indirectly, in whole or in part, or relating to (i) the release of Hazardous Materials (as defined in Section 10.4, below) by Landlord or the Landlord Related Parties, (ii) the violation of any Hazardous Materials laws by Landlord or the Landlord Related Parties, or (iii) the use, storage, generation or disposal of Hazardous Materials in, on, about, or from the Property by Landlord or the Landlord Related Parties (the items listed in clauses (i) through and including (iii) being referred to herein individually as a “Landlord Release” and collectively as the “Landlord Releases”).

10.4    Definition of Hazardous Materials. The term “Hazardous Materials” shall mean any substance:

(a)    which is flammable, explosive, radioactive, toxic, corrosive, infectious, carcinogenic, mutagenic, or otherwise hazardous and which is or becomes regulated by any governmental authority, agency, department, commission, board or instrumentality of the United States, the state in which the Property is located or any political subdivision thereof;

(b)    which contains asbestos, organic compounds known as polychlorinated biphenyls; chemicals known to cause cancer or reproductive toxicity or petroleum, including crude oil or any fraction thereof; or which is or becomes defined as a pollutant, contaminant, hazardous waste, hazardous substance, hazardous material or toxic substance under the Resource Conservation and Recovery Act of 1976, 42 U.S.C. §§ 6901-6992k; the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. §§ 9601-9657; the Hazardous Materials Transportation Authorization Act of 1994, 49 U.S.C. §§ 5101-5127; the Clean Water Act, 33 U.S.C. §§ 1251-1387; the Clear Air Act, 42 U.S.C. §§ 7401-7671q; the Toxic Substances Control Act, 15 U.S.C. §§ 2601-2692; the Safe Drinking Water Act, 42 U.S.C. §§ 300f to 300j-26; the Emergency Planning and Community Right-To-Know Act of 1986, 42 U.S.C. §§ 11001-11050; and title 19, chapter 6 of the Utah Code, as any of the same have been or from time to time may be amended; and any similar federal, state and local laws, statutes, ordinances, codes, rules, regulations, orders or decrees relating to environmental conditions, industrial hygiene or Hazardous Materials on the Property, including all interpretations, policies, guidelines and/or directives of the various governmental authorities responsible for administering any of the foregoing, now in effect or hereafter adopted, published and/or promulgated;

(c)    the presence of which on the Property requires investigation or remediation under any federal, state, or local statute, regulation, ordinance, order, action, policy, or common law; or

(d)    the presence of which on the Property causes or threatens to cause a nuisance on the Property or to adjacent properties or poses or threatens to pose a hazard to the health and safety of persons on or about the Property.

10.5    Use of Hazardous Materials. Tenant shall not, and shall not permit any Tenant Related Parties to use, store, generate, release, or dispose of Hazardous Materials in, on, about, or from the Property in violation of applicable law. Landlord shall not, and shall not permit any Landlord Related Parties to use, store, generate, release, or dispose of Hazardous Materials in, on, about, or from the Property in violation of applicable law.

10.6    Release of Hazardous Materials. If Tenant discovers that any spill, leak, or release of any quantity of any Hazardous Materials has occurred on, in or under the Property, Tenant shall promptly notify Landlord. In the event such release is a Tenant Release, Tenant shall (or shall cause others to) promptly and fully investigate, cleanup, remediate and remove all such Hazardous Materials as may remain and so much of any portion of the environment as shall have become contaminated, all in accordance with applicable government requirements, and shall replace any removed portion of the environment (such as soil) with uncontaminated material of the same character as existed prior to contamination. In the event such release is a Landlord Release, Landlord shall (or shall cause others to) promptly and fully investigate, cleanup, remediate and remove all such Hazardous Materials as may remain and so much of any portion of the environment as shall have become contaminated, all in accordance with applicable government requirements, and shall replace any removed portion of the environment (such as soil) with uncontaminated material of the same character as existed prior to contamination. Within twenty (20) days after any such spill, leak, or release, the party responsible for the remediation of such release shall give the other party a detailed written description of the event and of such responsible parties investigation and remediation efforts to date. Within twenty (20) days after receipt, such responsible party shall provide the other party with a copy of any report or analytical results relating to any such spill, leak, or release. In the event of a release of Hazardous Material in, on, or under the Property by the Tenant Related Parties, Tenant shall not be entitled to an abatement of Rent during any period of abatement, provided, however, that in the event a Landlord Release causes the Leased Premises to be untenantable for a period of three (3) consecutive business days, Basic Annual Rent shall be thereafter be abated during the period which the Leased Premises are untenantable.

10.7     Release of Landlord. Except as expressly provided herein and except resulting from the gross negligence or willful misconduct of Landlord, Landlord shall not be responsible or liable at any time for any loss or damage to Tenant’s personal property or to Tenant’s business, including any loss or damage to either the person or property of Tenant or Tenant Related Parties that may be occasioned by or through the acts or omissions of persons occupying adjacent, connecting, or adjoining space. Except as expressly provided in this Lease, Tenant shall store its property in and shall use and enjoy the Leased Premises and all other portions of the Building and Improvements at its own risk, and hereby releases Landlord, to the fullest extent permitted by law, from all claims of every kind resulting in loss of life, personal or bodily injury, or property damage unless resulting from the gross negligence or willful misconduct of Landlord.

XI.    INSURANCE

11.1    Insurance on Tenant’s Personal Property and Fixtures. At all times during the term of this Lease, Tenant shall keep in force at its sole cost and expense with insurance companies acceptable to Landlord, hazard insurance on an [“all-risk type”] or equivalent policy form, and shall include fire, theft, extended coverages, vandalism, and malicious mischief. Coverage shall be equal to 100% of the Replacement Cost value of Tenant’s contents, fixtures, furnishings, equipment, and all improvements or additions (excluding the initial Tenant Improvements) made by Tenant to the Leased Premises. The deductible under such insurance coverage shall not exceed $10,000.00. Such policy shall name Landlord as Additional Insured and shall provide that coverage for the Additional Insured is primary and not contributory with other insurance. The policy shall provide that such policy not be cancelled or materially changed without first giving Landlord thirty (30) days written notice.

11.2    Property Coverage. Landlord shall obtain and maintain in force an “all-risk type” or equivalent policy form for the full replacement value of the Building, Landlord’s Improvements and personal property owned by Landlord, as the values may exist from time to time, and shall include fire, theft, extended coverages, vandalism, and malicious mischief on the Building during the term of the Lease and any extension thereof. Landlord may obtain, at Landlord’s discretion, coverage for flood and earthquake if commercially available at reasonable rates. Such insurance shall also include coverage against loss of rental income.

11.3    Automobile. Commercial Automobile Liability insurance with limits of not less than One Million Dollars ($1,000,000) for any one accident and shall include owned, hired and non-owned automobiles.

11.4    Liability Insurance. During the entire term hereof and at its sole cost and expense, Tenant shall keep in full force and effect with insurance companies acceptable to Landlord a policy of Commercial General Liability Insurance with limits of not less than $2,000,000 each Occurrence and $5,000,000 General Aggregate. The policy shall apply to the Leased Premises and all operations of Tenant’s business. Such policy shall name Landlord as Additional Insured and shall provide that coverage for the Additional Insured is primary and not contributory with other insurance. The policy shall provide that such policy not be cancelled or materially changed without first giving Landlord thirty (30) days written notice. Tenant shall at all times during the term hereof provide Landlord with evidence of current insurance coverage. All public liability, property damage, and other liability policies shall be written as primary policies, not contributing with coverage which Landlord may carry. All such policies shall contain a provision that Landlord, although named as an insured, shall nevertheless be entitled to recover under said policies for any loss occasioned to it, its servants, agents, and employees by reason of the negligence of Tenant. All such insurance shall specifically insure the performance by Tenant of the indemnity agreement as to liability for injury to or death of persons or injury or damage to property contained in Part X.

11.5    Waiver of Subrogation    . Landlord and Tenant hereby waive all rights to recover against each other, against any other tenant or occupant of a Building, and against each other’s officers, directors, shareholders, partners, joint venturers, employees, agents, customers, invitees or business visitors or of any other tenant or occupant of a Building, for any loss or damage arising from any cause covered by any insurance carried by the waiving party, to the extent that such loss or damage is actually covered.

11.6    Lender    . Any mortgage lender interest in any part of a Building or Improvements may, at Landlord’s option, be afforded coverage under any policy required to be secured by Tenant hereunder, by use of a mortgagee’s endorsement to the policy concerned.

XII.    DESTRUCTION

If the Leased Premises shall be partially damaged by any casualty which is insured against under any insurance policy maintained by Landlord, Landlord shall, to the extent of and upon receipt of, the insurance proceeds, repair the portion of Landlord’s Improvements (as defined in Exhibit “C”) damaged by such casualty if such repairs can be completed within ninety (90) days from the date of casualty. Until such repair is complete, the Basic Annual Rent and Additional Rent shall be abated proportionately as to that portion of the Leased Premises rendered untenantable. If the Leased Premise are unable to be repaired within two hundred seventy (270) days from the date of casualty, Landlord or Tenant may either elect to repair the damage or may cancel this Lease by notice of cancellation to the other party within ninety (90) days after such event and thereupon this Lease shall expire, and Tenant shall vacate and surrender the Leased Premises to Landlord. If any of the following occur: (a) the Leased Premises by reason of such occurrence are rendered wholly untenantable, (b) the Leased Premises should be damaged as a result of a risk which is not covered by insurance, (c) the Leased Premises should be damaged in whole or in part during the last twelve (12) months of the term or of any renewal hereof, (d) the Leased Premises should be damaged to the extent of fifty percent (50%) or more of the then‑monetary value thereof, or (e) the proceeds of such insurance are not sufficient to repair the Leased Premises to the extent required above (including any deficiency as a result of a mortgage lender’s election to apply such proceeds to the payment of the mortgage loan), then this Lease shall terminate as of the date of casualty; provided, however, Tenant shall not have the right to terminate this Lease if (i) such Casualty was caused by the negligent acts or omissions or willful misconduct of Tenant or the Tenant Related Parties or (b) as a result of the provisions in clauses (b) or (d) above if Landlord elects from its own proceeds to complete such repairs. Tenant’s liability for rent upon the termination of this Lease shall cease as of the date of casualty. In the event Landlord elects to repair any damage, any abatement of rent shall end five (5) days after notice by Landlord to Tenant that the Leased Premises have been repaired as required herein. If the damage is caused by the negligence of Tenant or its employees, agents, invitees, or concessionaires, there shall be no abatement of rent. Unless this Lease is terminated by Landlord or Tenant as provided herein, Tenant shall repair and refixture the interior of the Leased Premises in a manner and in at least a condition equal to that existing prior to the destruction or casualty and the proceeds of all insurance carried by Tenant on its property and fixtures shall be held in trust by Tenant for the purpose of said repair and replacement.

XIII.    CONDEMNATION

13.1    Total Condemnation. If the whole of the Leased Premises shall be acquired or taken by Condemnation Proceeding, then this Lease shall cease and terminate as of the date of title vesting in such Condemnation Proceeding.

13.2    Partial Condemnation. If any part of the Leased Premises shall be taken as aforesaid, and such partial taking shall render the remaining portion unsuitable for Tenant’s business, then this Lease shall cease and terminate as aforesaid. If the Leased Premises remain suitable for Tenant’s business following such partial taking, then this Lease shall continue in effect except that the Basic Annual Rent and Additional Rent including any charges for parking shall be reduced in the same proportion that the portion of the Leased Premises or Common Areas taken bears to the total area initially demised. Landlord shall, upon receipt of the award, make all necessary repairs or alterations to the Building in which the Leased Premises are located, provided that Landlord shall not be required to expend for such work an amount in excess of the amount received by Landlord as damages for the part of the Leased Premises so taken. “Amount received by Landlord” shall mean that part of the award from the Condemnation Proceeding, less any costs or expenses incurred by Landlord in the collection of the award, which is free and clear to Landlord of any collection by mortgage lenders for the value of the diminished fee.

13.3    Landlord’s Option to Terminate. If more than twenty percent (20%) of the Building shall be taken as aforesaid, Landlord may, by written notice to Tenant, terminate this Lease. If a portion of the Property or Common Areas is taken such that Tenant cannot, access the Leased Premises, or Landlord cannot provide parking stalls as required by this Lease for a period in excess of one hundred eighty (180) days and Landlord has failed to provide reasonable alternative parking, Tenant may terminate this Lease by delivering written notice to Landlord within thirty (30) days of the date Tenant is given written notice of such taking by Landlord. If this Lease is terminated as provided in this Section, rent shall be paid up to the day that possession is so taken by public authority and Landlord shall make an equitable refund of any rent paid by Tenant in advance.

13.4    Award. Tenant shall not be entitled to and expressly waives all claim to any condemnation award for any taking, whether whole or partial and whether for diminution in value of the leasehold or to the fee. Tenant shall have the right to claim from the condemning party, but not from Landlord, such compensation as may be recoverable by Tenant in its own right for damages to Tenant’s business and fixtures to the extent that the same shall not reduce Landlord’s award.

13.5    Definition of Condemnation Proceeding    . As used in this Lease the term “Condemnation Proceeding” means any action or proceeding in which any interest in the Leased Premises is taken for any public or quasi‑public purpose by any lawful authority through exercise of eminent domain or right of condemnation or by purchase or otherwise in lieu thereof.

XIV.    LANDLORD’S RIGHTS TO CURE

14.1    General Right    . In the event of Landlord’s breach, default, or noncompliance hereunder, Tenant shall, before exercising any right or remedy available to it, give Landlord written notice of the claimed breach, default, or noncompliance. If prior to its giving such notice, Tenant has been notified in writing (by way of Notice of Assignment of Rents and Leases, or otherwise) of the address of a lender which has furnished any of the financing referred to in Part XV hereof, concurrently with giving the aforesaid notice to Landlord, Tenant shall, by certified mail, return receipt requested, transmit a copy thereof to such lender. For the thirty (30) days following the giving of the notice(s) required by the foregoing portion of this Section (or such longer period of time as may be reasonably required to cure a matter which, due to its nature, cannot reasonably be rectified within thirty (30) days), Landlord shall have the right to cure the breach, default, or noncompliance involved. If Landlord has failed to cure a default within said period, any such lender shall have an additional thirty (30) days within which to cure the same or, if such default cannot be cured within that period, such additional time as may be necessary if within such thirty (30) day period said lender has commenced and is diligently pursuing the actions or remedies necessary to cure the breach default, or noncompliance involved (including, but not limited to, commencement and prosecution of proceedings to foreclose or otherwise exercise its rights under its mortgage or other security instrument, if necessary to effect such cure), in which event this Lease shall not be terminated by Tenant so long as such actions or remedies are being diligently pursued by said lender.

14.2    Mechanic’s Liens. Should any mechanic’s or other lien be filed against the Leased Premises or any part thereof by reason of Tenant’s acts or omissions or because of a claim against Tenant, Tenant shall cause the same to be canceled and discharged of record by bond or otherwise within thirty (30) days after notice by Landlord. If Tenant fails to comply with its obligations in the immediately preceding sentence within such ten (10) day period, Landlord may perform such obligations at Tenant’s expenses, in which case all of Landlord’s costs and expenses in discharging shall be immediately due and payable by Tenant and shall bear interest at the rate set forth in Section 16.3 hereof. Tenant shall cause any person or entity directly or indirectly supplying work or materials to Tenant to acknowledge and agree, and Landlord hereby notifies any such contractor, that: (a) no agency relationship, whether express or implied, exists between Landlord and any contractor retained by Tenant; (b) all construction contracted for by Tenant is being done for the exclusive benefit of Tenant; and (c) Landlord neither has required nor obligated Tenant to make the improvements done by the contractor.

XV.    FINANCING; SUBORDINATION

15.1    Subordination. This Lease is and shall continue to be subordinate to any mortgage, deed of trust, or other security interest now existing or hereafter placed on Landlord’s interest in the Property by a mortgage lender (as amended, restated, supplemented, or otherwise modified from time to time, including any refinancing thereof, a “Mortgage”); provided, however, such subordination is subject to the condition upon Landlord delivering an SNDA to Tenant. Landlord shall deliver to Tenant concurrently with the execution of the Lease by Landlord and Tenant, a Subordination, Non Disturbance, and Attornment Agreements (“SNDA”) in the form attached hereto as Exhibit “I” together with modifications reasonably requested by Landlord’s lenders (the “Lenders”). Tenant’s obligation to subordinate its interest in the Lease to future Lenders shall be conditioned upon receiving a similar SNDA. If requested by a holder of the Mortgage, Tenant agrees at any time and from time to time to execute and deliver an SNDA. If elected by the holder of a Mortgage, this Lease shall be superior to such Mortgage, in which case Tenant shall execute and deliver an instrument confirming the same. Tenant shall not subordinate its interests hereunder or in the Leased Premises to any lien or encumbrance other than the Mortgages described in and specified pursuant to this Section 15.1 without the prior written consent of Landlord and of the lender interested under each Mortgage then affecting the Leased Premises. Any such unauthorized subordination by Tenant shall be void and of no force or effect whatsoever.

15.2    Amendment. Tenant recognizes that Landlord’s ability from time to time to obtain construction, acquisition, standing, and/or permanent mortgage loan financing for the Building and/or the Leased Premises may in part be dependent upon the acceptability of the terms of this Lease to the lender concerned. Accordingly, Tenant agrees that from time to time it shall, if so requested by Landlord and if doing so will not substantially or adversely affect Tenant’s rights or economic interests hereunder, join with Landlord in amending this Lease so as to meet the commercially reasonable needs or requirements of any lender which is considering making or which has made a loan secured by a Mortgage affecting the Leased Premises.

15.3    Attornment. Any sale, assignment, or transfer of Landlord’s interest under this Lease or in the Leased Premises including any such disposition resulting from Landlord’s default under a Mortgage, shall be subject to this Lease. Upon assumption by the transferee of Landlord’s obligations under this Lease from and after the date of such assumption, Tenant shall attorn to Landlord’s successor and assigns and shall recognize such successor or assigns as Landlord under this Lease, regardless of any rule of law to the contrary or absence of privity of contract .

15.4    Financial Information. As a condition to Landlord’s acceptance of this Lease, Tenant shall provide Tenant’s audited financial statements for the Tenant’s most recently completed fiscal year and a year to date balance sheet and income statement, to verify the financial condition of Tenant, its assignees or subtenants from time to time during the term of the Lease; provided, however, so long as Tenant is a publically traded company, Tenant’s obligations under this Section 15.4 shall be deemed satisfied so long as Tenant has made such statement available as required by applicable laws. Tenant shall not be required to provide such information more than two (2) times during any twelve (12) month period. Tenant hereby represents and warrants that such information, taken as a whole, will not contain any untrue statement of material fact, nor will any audited financial statements provided by Tenant omit any material fact necessary to make the statements contained therein not misleading. If required by Landlord’s lender or a potential purchaser, Tenant shall cause such financial statements to be certified by Tenant’s chief financial officer, solely in his or her capacity as chief financial officer, that such financial statements do not contain any untrue statement of material fact, nor do any audited financial statements provided by Tenant omit any material fact necessary to make the statements contained therein not misleading.

XVI.    EVENTS OF DEFAULT; REMEDIES

16.1    Default by Tenant. Upon the occurrence of any of the following events, Landlord shall have the remedies set forth in Section 16.2:

(a)    Tenant fails to pay any installment of Basic Annual Rent or Additional Rent or any other sum due hereunder within five (5) days after such Rent is due after written notice from Landlord of such failure; provided, however, Landlord shall not be required to provide a written notice of such monetary default more than two (2) times in any twelve (12) month period.

(b)    Tenant fails to perform any other term, condition, or covenant to be performed by it pursuant to this Lease within thirty (30) days after written notice that such performance is due shall have been given to Tenant by Landlord or; provided, if cure of any nonmonetary default would reasonably require more than thirty (30) days to complete, if Tenant fails to commence performance within the thirty (30) day period or, after timely commencing, fails diligently to pursue such cure to completion but in no event to exceed ninety (90) days.

(c)    Tenant or any guarantor of this Lease shall become bankrupt or insolvent or file any debtor proceedings or have taken against such party in any court pursuant to state or federal statute, a petition in bankruptcy or insolvency, reorganization, or appointment of a receiver or trustee; or Tenant petitions for or enters into a voluntary arrangement under applicable bankruptcy law; or suffers this Lease to be taken under a writ of execution.

16.2    Remedies. Subject to applicable Utah law, in the event of any default by Tenant hereunder beyond any applicable notice and cure periods, Landlord may at any time, without waiving or limiting any other right or remedy available to it, terminate Tenant’s rights under this Lease by written notice, reenter and take possession of the Leased Premises by any lawful means (with or without terminating this Lease), or pursue any other remedy allowed by law. Tenant agrees to pay to Landlord the cost of recovering possession of the Leased Premises, all costs of reletting, and all other actual and reasonable costs and damages arising out of Tenant’s default, including attorneys’ fees. Notwithstanding any reentry, the liability of Tenant for the rent reserved herein shall not be extinguished for the balance of the Term, and Tenant agrees to compensate Landlord upon demand for any deficiency arising from reletting the Leased Premises at a lesser rent than applies under this Lease.

16.3    Past Due Sums. If Tenant fails to pay within five (5) days from written notice from Landlord, any Basic Annual Rent, Additional Rent, or other sum required to be paid by it hereunder, such unpaid amounts shall bear interest from the due date thereof to the date of payment at a rate of twelve percent (12%) per annum. In addition thereto, Tenant shall pay a sum of five percent (5%) of such unpaid amounts of Basic Annual Rent, Additional Rent, or other sum to be paid by it hereunder as a service fee. Notwithstanding the foregoing, however, Landlord’s right concerning such interest and service fee shall be limited by the maximum amount which may properly be charged by Landlord for such purposes under applicable law.

16.4    Default by Landlord. Landlord shall be in default of the performance of its obligations under this Lease if Landlord defaults in the performance or observation of any agreement, liability, or obligation imposed on it by this Lease and Landlord fails to cure such default within thirty (30) days after written notice by Tenant to Landlord specifying wherein Landlord has failed to perform such obligation; provided, however, that if the nature of Landlord’s obligations is such that more than thirty (30) days are required for performance then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently and continuously prosecutes the same to completion (a “Landlord’s Default”). Upon the occurrence of a Landlord’s Default under this Lease, Tenant, at its option, without further notice or demand, and without limiting its right to receive any late delivery payments in connection with Landlord’s delivery of the Leased Premises as specified above, may: (a) pursue the remedy of specific performance or injunction; (b) seek declaratory relief; (c) pursue an action for actual and direct damages for loss; and (d) unless such Landlord’s Default results from Landlord’s failure to perform any construction obligations hereunder, but including without limitation repair and maintenance obligations of Landlord, take reasonable measures to cure such Landlord’s Default to the extent relating to the repair or maintenance of the Leased Premises on Landlord’s account, in which event Landlord shall reimburse Tenant for any actual out-of-pocket reasonable costs or contractual liability incurred by Tenant in connection with such cure (including reasonable attorneys’ fees) within thirty (30) days of Landlord’s receipt of a written demand, statement or invoice, including reasonable back-up documentation; provided that Tenant shall have the right to withhold from its payments of Basic Annual Rent and Additional Rent any such amounts that remain unreimbursed by Landlord beyond such thirty (30) day period until all such amounts have been fully reimbursed, and any such amounts not paid to Tenant when due shall accrue interest thereafter at the Default Rate.

XVII.    PROVISIONS APPLICABLE AT TERMINATION OF LEASE

17.1    Surrender of Leased Premises    . At the expiration of this Lease, except for changes made by Tenant that were approved by Landlord and the initial Tenant Improvements, Tenant shall surrender the Leased Premises in the same condition, less reasonable wear and tear, as they were in upon delivery of possession thereto under this Lease and shall deliver all keys to Landlord. Before surrendering the Leased Premises, Tenant shall remove all of its personal property and trade fixtures and such property or the removal thereof shall in no way damage the Leased Premises, and Tenant shall be responsible for all costs, expenses and damages incurred in the removal thereof. If Tenant fails to remove its personal property and fixtures upon the expiration of this Lease, the same shall be deemed abandoned and shall become the property of Landlord.

17.2    Holding Over. Any holding over after the expiration of the term hereof or of any renewal term with the prior written consent of Landlord shall be construed to be a tenancy from month to month except that Basic Annual Rent shall be increased to an amount equal to 125% of the then Basic Annual Rent plus, and in addition to the Basic Annual Rent, all other sums of money as shall become due and payable by Tenant to Landlord under this Lease and on the terms herein specified so far as possible. Such month-to-month tenancy shall be subject to every other term, covenant, and agreement contained in this Lease. Nothing contained in this Section 17.2 shall be construed as consent by Landlord to any holding over by Tenant, and Landlord expressly reserves the right to require Tenant to surrender possession of the Leased Premises to Landlord as provided in this Lease upon the expiration or other termination of this Lease. If Landlord has delivered to Tenant notice of a termination of a month-to-month holdover and Tenant continues to holdover thereafter, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys’ fees) and liability resulting from such failure, including, without limiting the generality of the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender, and any lost profits to Landlord resulting therefrom.

XVIII.    ATTORNEYS’ FEES

In the event that at any time during the term of this Lease either Landlord or Tenant institutes any action or proceeding against the other relating to the provisions of this Lease or any default hereunder, then the unsuccessful party in such action or proceeding agrees to reimburse the successful party for the reasonable expenses of such action including reasonable attorneys’ fees, incurred therein by the successful party.

XIX.    ESTOPPEL CERTIFICATE

19.1    Estoppel Certificate. Each party shall, within fifteen (15) days after the other party’s request, execute and deliver to such requesting party a written declaration, in form and substance similar to Exhibit “D”, plus such additional other information as the requesting party may reasonably request. Landlord’s mortgage lenders and/or purchasers shall be entitled to rely upon such declaration.

19.2    Effect of Failure to Provide Estoppel Certificate. Tenant’s failure to furnish any estoppel certificate as required pursuant to Section 19.1 within fifteen (15) days after request therefor shall be deemed a default hereunder and moreover, it shall be conclusively presumed that: (a) this Lease is in full force and effect without modification in accordance with the terms set forth in the request; (b) that there are no unusual breaches or defaults on the part of Landlord; and (c) no more than one (1) month’s rent has been paid in advance.

XX.    COMMON AREAS

20.1    Definition of Common Areas. “Common Areas” means all areas, space, equipment, and special services provided for the joint or common use and benefit of the tenants or occupants of the Building, the Improvements, and Property or portions thereof, and their employees, agents, servants, patients, customers, and other invitees (collectively referred to herein as “Occupants”) including, without limitation, parking, access roads, driveways, retaining walls, landscaped areas, serviceways, loading docks, pedestrian walks; courts, stairs, ramps, and sidewalks; common corridors, rooms and restrooms; air‑conditioning, fan, janitorial, electrical, and telephone rooms or closets; and all other areas within the Building which are not specified for exclusive use or occupancy by Landlord or any tenant (whether or not they are leased or occupied).

20.2    License to Use Common Areas. The Common Areas shall be available for the common use of all Occupants. If the amount of such areas shall be changed or diminished, Landlord shall not be subject to any liability nor shall Tenant be entitled to any compensation or diminution or abatement of rent nor shall revocation or diminution of such areas be deemed constructive or actual eviction, provided, however, that such changes or dimishment of the Common Areas shall not materially adversely affect Tenant’s rights under this Lease. All Common Areas shall be subject to the exclusive control and management of Landlord. Landlord shall have the right (a) to construct, maintain, and operate lighting and other facilities on all said areas and improvements; (b) to police the same; (c) to change the area, level, location, and arrangement of parking areas and other facilities, provided, Landlord shall not make changes to the parking areas which decreases the stalls below those required under this Lease without Tenant’s prior written approval; (d) to close all or any portion of said areas or facilities to such extent as may be legally sufficient to prevent a dedication thereof or the accrual of any right to any person or the public therein; and (e) to close temporarily all or any portion of the parking areas or facilities to discourage non‑occupant parking. Landlord shall operate and maintain the Common Areas in such manner as Landlord in its reasonable discretion shall determine, shall have full right and authority to employ and discharge all personnel with respect thereto, and shall have the right, through reasonable rules, regulations, and/or restrictive covenants promulgated by it from time to time, to control the use and operation of the Common Areas in order that the same may occur in a proper and orderly fashion, provided that such rules, regulations and restrictive covenants shall not materially adversely affect Tenant’s rights under this Lease.

20.3    Parking. Subject to the provisions of Section 1.2(b), Landlord shall provide an allocation of six (6) parking spaces for each 1,000 rentable square feet of the Leased Premises leased by Tenant in the parking area immediately adjacent to the Building as approximately shown on the preliminary site plan attached Exhibit “A-1”. In the event the Leased Premises is contracted during the Term, Tenant’s allocation of parking shall be adjusted in accordance with the aforementioned ratio Tenant may utilize any stalls provided by Landlord as visitor stalls for parking of Tenant’s visitors. If requested by Tenant, food trucks serving Tenant’s occupants may be parked on the Property in areas reasonably designated by Landlord, provided, however, Tenant shall be responsible for any repairs or maintenance required as a result of such food trucks entry onto the Property, and Tenant shall protect, defend, indemnify and hold harmless Landlord and its affiliates against and from any and all claims, demands, actions, losses, damages, orders, judgments, and any and all costs and expenses (including, without limitation, attorneys’ fees and costs of litigation), resulting from or incurred by Landlord or any affiliate of Landlord on account of such food truck’s entry onto and use of the Property.

XXI.    SIGNS, AWNINGS, AND CANOPIES

Tenant shall have the right to non-exclusive signage on the building which is in place as of the date hereof. Landlord shall not grant any other tenant crown building signage unless said tenant occupies at a minimum of 15,000 square feet of Building. Landlord shall provide lobby directory signage at no cost to Tenant. Tenant shall not place or suffer to be placed or maintained on any exterior door, wall, or window of the Leased Premises, or elsewhere in the Building, any sign, awning, marquee, decoration, lettering, attachment, or canopy, or advertising matter or other thing of any kind and will not place or maintain any decoration, lettering, or advertising matter on the glass of any window or door of the exterior of the Leased Premises without first obtaining Landlord’s written approval, which approval shall not be unreasonably withheld, conditioned or delayed. Tenant further agrees to maintain such sign, awning, canopy, decoration, lettering, advertising matter, or other things, as may be approved, in good condition and repair at all times. Landlord may, at Tenant’s cost, and without liability to Tenant, enter the Leased Premises and remove any item erected in violation of this Section. Landlord may establish rules and regulations governing the size, type, and design of all signs, decorations, etc., and Tenant agrees to abide thereby, provided, however, that such rules and regulations shall not materially adversely affect Tenant’s rights under this Lease.

XXII.    MISCELLANEOUS PROVISIONS

22.1    No Partnership. Nothing contained herein shall be deemed or construed by the parties hereto, or by any third party, as creating the relationship of principal and agent, or of partnership, or of joint venture between the parties hereto, it being understood and agreed that neither the method of computation of rent nor any other provision contained herein, nor any acts of the parties hereto, shall be deemed to create any relationship between the parties hereto other than the relationship of landlord and tenant.

22.2    Force Majeure. Landlord shall be excused for the period of any delay in the performance of any obligations hereunder when prevented from so doing by cause or causes beyond Landlord’s control, including, without limitation, labor disputes, civil commotion, war, governmental regulations or controls, fire or other casualty, inability to obtain any material or service, or acts of God, or the acts or omissions of Tenant or the Tenant Related Parties (“Force Majeure Delays”).

22.3    No Waiver. Failure of Landlord to insist upon the strict performance of any provision or to exercise any option hereunder shall not be deemed a waiver of such breach. No provision of this Lease shall be deemed to have been waived unless such waiver be in writing signed by Landlord.

22.4    Notice. Any notice, demand, request, or other instrument which may be or is required to be given under this Lease shall be delivered in person or sent by United States certified or registered mail, postage prepaid and shall be addressed (a) if to Landlord, at the place specified for payment of rent, which is set forth below, and (b) if to Tenant at the address set forth below. Either party may designate such other address as shall be given by written notice.

Landlord:    BG Scenic Point Office 1, L.C.
101 South 200 East Suite 200
Salt Lake City, Utah 84111
Attention: President

Tenant:	HealthEquity

15 West Scenic Pointe Drive
Suite 100
Draper, UT 84020
Attn: Controller

With a required copies to:

Lora Munson
Cresa
136 South Main Street
Suite 500
Salt Lake City, UT 84101

Dorsey & Whitney
136 South Main Street, Suite 1000
Salt Lake City, Utah 84101
Attn: Mark B. Durrant

22.5    Captions; Attachments; Defined Terms    :

(a)    The captions to the Section of this Lease are for convenience of reference only and shall not be deemed relevant in resolving questions of construction or interpretation under this Lease.

(b)    Exhibits referred to in this Lease, and any addendums and schedules attached to this Lease shall be deemed to be incorporated in this Lease as though part thereof.

22.6    Recording. Tenant may not record this Lease or a memorandum thereof without the written consent of Landlord, which consent shall not be unreasonably withheld. Landlord, at its option and at any time, may file this Lease for record with the Recorder of the County in which the Building is located.

22.7    Partial Invalidity. If any provision of this Lease or the application thereof to any person or circumstance shall to any extent be invalid, the remainder of this Lease or the application of such provision to persons or circumstances other than those as to which it is held invalid shall not be affected thereby and each provision of this Lease shall be valid and enforced to the fullest extent permitted by law.

22.8    Broker’s Commissions. Tenant represents and warrants that, except for Cresa Salt Lake City (“Tenant’s Broker”), there are no claims for brokerage commissions or finder’s fees in connection with this Lease and agrees to indemnify Landlord against and hold it harmless from all liabilities arising from such claims, including any attorneys’

fees connected therewith. Landlord agrees to pay Tenant’s Broker a commission pursuant to a separate agreement between Landlord and Tenant’s Broker.

22.9    Tenant Defined; Use of Pronouns. The word “Tenant” shall be deemed and taken to mean each and every person or party executing this document as a Tenant herein. If there is more than one person or organization set forth on the signature line as Tenant, their liability hereunder shall be joint and several. If there is more than one Tenant, any notice required or permitted by the terms of this Lease may be given by or to any one thereof, and shall have the same force and effect as if given by or to all thereof. The use of the neuter singular pronoun to refer to Landlord or Tenant shall be deemed a proper reference even though Landlord or Tenant may be an individual, a partnership, a corporation, or a group of two or more individuals or corporations. The necessary grammatical changes required to make the provisions of this Lease apply in the plural sense where there is more than one Landlord or Tenant and to corporations, associations, partnerships, or individuals, males or females, shall in all instances be assumed as though in each case fully expressed.

22.10    Provisions Binding, Etc. Except as otherwise expressly set forth herein including, specifically and without limitation, Section 9, all provisions herein shall be binding upon and shall inure to the benefit of the parties, their legal representative, heirs, successors, and assigns. Each provision to be performed by Tenant shall be construed to be both a covenant and a condition, and if there shall be more than one Tenant, they shall all be bound, jointly and severally, by such provisions. In the event of any sale or assignment (except for purposes of security or collateral) by Landlord of the Building, the Leased Premises or this Lease, Landlord shall, from and after the Commencement Date (irrespective of when such sale or assignment occurs), be entirely relieved of all of its obligations hereunder upon assumption by the transferee of Landlord’s obligations under this Lease from and after the date of such transfer. Nothing set forth herein shall require Landlord to obtain Tenant’s consent to any assignment, transfer or other encumbrance of any of Landlord’s interest in the Property, the Leased Premises, the Improvements or the Common Areas.

22.11    Entire Agreement, Etc. This Lease and the Exhibits, Riders, and/or Addenda, if any, attached hereto, constitute the entire agreement between the parties. Any guaranty attached hereto is an integral part of this Lease and constitutes consideration given to Landlord to enter in this Lease. Any prior conversations or writings are merged herein and extinguished. No subsequent amendment to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed. Submission of this Lease for examination does not constitute an option for the Leased Premises and becomes effective as a lease only upon execution and delivery thereof by Landlord to Tenant. If any provision contained in the rider or addenda is inconsistent with a provision in the body of this Lease, the provision contained in said rider or addenda shall control. It is hereby agreed that this Lease contains no restrictive covenants or exclusives in favor of Tenant. The captions and Section numbers appearing herein are inserted only as a matter of convenience and are not intended to define, limit, construe, or describe the scope or intent of any Section or paragraph.

22.12    Governing Law. The interpretation of this Lease shall be governed by the laws of the State of Utah. Tenant hereby expressly and irrevocably agrees that Landlord may bring any action or claim to enforce the provisions of this Lease in the State of Utah, County of Salt Lake, and Tenant irrevocably consents to personal jurisdiction in the State of Utah for the purposes of any such action or claim. Tenant further irrevocably consents to service of process in accordance with the provisions of the laws of the State of Utah. Nothing herein shall be deemed to preclude or prevent Landlord from bringing any action or claim to enforce the provisions of this Lease in any other appropriate place or forum.

22.13    Recourse by Tenant. Anything in this Lease to the contrary notwithstanding, Tenant agrees that it shall look solely to the estate and property of Landlord in the land, Building and Improvements thereto, and subject to prior rights of any mortgagee, for the collection of any judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default or breach by Landlord with respect to any of the terms, covenants, and conditions of this Lease to be observed and/or performed by Landlord, and no other assets of Landlord or any of its partners, shareholders, successors, or assigns shall be subject to levy, execution, or other procedures for the satisfaction of Tenant’s remedies.

22.14    Rules and Regulations.  Tenant and the Tenants Related Parties shall faithfully observe and comply with all of the rules and regulations set forth on the attached Exhibit “F”, and Landlord may from time to time reasonably amend, modify or make additions to or deletions from such rules and regulations, provided, such modifications shall not materially adversely affect Tenant’s rights under this Lease.  Such amendments, modifications, additions and deletions shall be effective on thirty (30) days’ prior written notice to Tenant.  On any breach of any of such rules and regulations, Landlord may exercise any or all of the remedies provided in this Lease on a default by Tenant under this Lease and may, in addition, exercise any remedies available at law or in equity including the right to enjoin any breach of such rules and regulations.  Landlord shall not be responsible to Tenant for the failure of any other tenant or person to observe any such rules and regulations.

22.15    Tenant’s Representations and Warranties. Tenant represents and warrants to Landlord as follows:

(a)    Tenant is duly organized and validly existing under the laws of the state of its formation and has full power and authority to enter into this Lease, without the consent, joinder or approval of any other person or entity, including, without limitation, any mortgagee(s). This Lease has been validly executed and delivered by Tenant and constitutes the legal, valid and binding obligations of Tenant, enforceable against Tenant in accordance with its terms.

(b)    Tenant is not a party to any agreement or litigation which could adversely affect the ability of Tenant to perform its obligations under this Lease or which would constitute a default on the part of Tenant under this Lease, or otherwise materially adversely affect Landlord’s rights or entitlements under this Lease.

22.15    No Construction Against Preparer. This Lease has been prepared by Landlord and its professional advisors and reviewed by Tenant and its professional advisors. Landlord, Tenant and their separate advisors believe that this Lease is the product of their joint efforts, that it expresses their agreement, and that it should not be interpreted in favor of either Landlord or Tenant or against either Landlord or Tenant merely because of their efforts in its preparation.

22.16    Number and Gender. The terms “Landlord” and “Tenant,” wherever used herein, shall be applicable to one or more persons or entities, as the case may be, and the singular shall include the plural and the neuter shall include the masculine and feminine and, if there be more than one person or entity with respect to either party, the obligations hereof of such party shall be joint and several.

22.17    Counterparts. This Lease may be executed and delivered in counterparts for the convenience of the parties, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same agreement.

22.18    Waiver of Trial by Jury. Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either against the other, upon any matters whatsoever arising out of or in any way connected with this Lease, Tenant’s use or occupancy of the Leased Premises, and/or any claim of injury or damage.

22.19    Merger. If both Landlord’s and Tenant’s estates in the Leased Premises have both become vested in the same owner, this Lease shall nevertheless not be terminated by application of a doctrine of merger unless agreed in writing by Landlord, Tenant and any holder of a Mortgage.

22.20    No Right to Relocate. Landlord shall have no right to relocate Tenant from the Leased Premises or otherwise within the Property during the Term of the Lease (including any extensions or expansions).

[SIGNATURE PAGE IMMEDIATELY FOLLOWS]

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease on the date first set forth above.

LANDLORD:	BG SCENIC POINT OFFICE 1, L.C., a Utah limited liability company

By:	____/s/ Ray Beck_________ Name: Ray Beck Title: Manager

[signatures continue on next page]

TENANT:	HEALTHEQUITY, INC., a Delaware corporation

By:     /s/ Darcy Mott
Its:    EVP and Chief Financial Officer

EXHIBIT “A”

LEGAL DESCRIPTION OF PROPERTY

B-1

EXHIBIT “A-1”

SITE PLAN OF PROPERTY

B-1

EXHIBIT “B”

Floor Plan of Leased Premises

B-2

EXHIBIT “C”

WORK LETTER

A    TENANT’S CONSTRUCTION OBLIGATION: All elements of work which Tenant requires for Tenant’s use of the Leased Premises shall be provided by Tenant at Tenant’s expense. Such work shall constitute “Tenant’s Construction Obligations” respecting improvements to the Leased Premises

B.    TENANT’S PLANS: Prior to performing any of Tenant’s Construction Obligations, Tenant shall prepare plans and specifications (the “Tenant’s Plans”) and shall submit the Tenant’s Plans to Landlord for written approval (not to be unreasonably withheld.) The approval by Landlord of Tenant’s plans for work to be performed on the Leased Premises, whether by Landlord or Tenant, shall in no way create any responsibility or liability on the part of Landlord for their completeness, design sufficiency or compliance with any and all laws, rules and regulations of federal, state, county and municipal agencies or authorities. Any objections by Landlord and the reason therefore shall be given to Tenant’s Plans as proposed.

C.    CONSTRUCTION BY TENANT: Following commencement of Tenant’s Construction Obligations, Tenant shall promptly commence and thereafter shall diligently pursue to completion all of the matters entering into Tenant’s Construction Obligations and such matters shall be performed or accomplished in accordance with the applicable law, in a good and workmanlike manner, by contractors approved in writing by Landlord. Tenant shall timely obtain all licenses or permits required for the work performed by Tenant. Any work or change which Tenant desires to accomplish and which is not reflected by Tenant’s Plans shall be subject to Landlord’s prior written approval (not to be unreasonably withheld). Upon completion of Tenant’s Construction Obligations, Tenant shall furnish to Landlord a complete set of “as built” plans and specifications for the items and elements entering into Tenant’s Construction Obligations.

D.    ROOF PENETRATIONS: Tenant agrees that neither it nor its contractors or employees will, during the construction of the Leased Premises or at any time during the term of this Lease, make or cause to be made in the roof of the Leased Premises any penetration whatsoever without first obtaining the prior written approval from Landlord. Tenant acknowledges that Landlord may require Tenant to use Landlord’s designated roofing contractor to perform or supervise any roof cuts or penetrations to which Landlord may agree or give its consent. In the event Tenant fails to observe this condition, Landlord may hire a roofing contractor of its choice to inspect any penetrations in the roofing material over the Leased Premises and to perform any needed modifications or corrections to the roof surface or its components in order to preserve the integrity of the roof structure. Landlord may bill Tenant for the expenses of any such roof inspection and/or repairs, plus a 10% overhead fee for such work. Tenant agrees to pay for said inspection and/or repairs immediately upon presentation of said invoice.

E.    TENANT IMPROVEMENT ALLOWANCE.

(a)Subject to the provisions of Section 3.2 of the Lease, Landlord shall provide Tenant with a Tenant Improvement Allowance in the amount equal to $12.00 per useable square foot of the Leased Premises to pay for or reimburse Tenant for the costs and expenses directly and specifically related to the planning, design, construction, and completion of the Tenant Improvements and for all other authorized expenses provided for in this Work Letter and the Lease, including, without limitation, for any Change Orders requested by Tenant and approved by Landlord (“Tenant Improvement Allowance”). From a taxation and accounting standpoint, all of the costs and expenses directly and specifically related to the Tenant Improvements up to the amount of the Tenant Improvement Allowance paid by Landlord shall be allocated solely to Landlord, and any such costs and expenses in excess of the Tenant Improvement Allowance and paid by Tenant shall be allocated solely to Tenant.

(a)    The Tenant Improvement Allowance shall be paid by Landlord to Tenant upon Landlord’s receipt of a written request which shall be subject to the following conditions: (i) all items for which Tenant is seeking payment shall be identified in the request and certified by Tenant as being complete and installed in the Lease Premises; (ii) Tenant’s request shall include invoices reflecting the amount of the request for payment; (iii) Tenant’s reimbursement request shall include lien waivers involved with any general or subcontractors involved with the Tenant’s Construction Obligations, (iv) no default under the Lease by Tenant shall have occurred and be continuing beyond any applicable notice and cure period, and (v) Landlord shall not be obligated to reimburse Tenant for amounts in excess of the Tenant Improvement Allowance. Provided that the foregoing conditions are satisfied, within thirty (30) days of Landlord’s receipt of Tenant’s request for payment, Landlord shall pay Tenant the portion of the Tenant Improvement Allowance specified in Tenant’s request for payment. All costs to perform the Tenant Construction Obligations in excess of the Tenant Improvement Allowance shall be the sole responsibility of Tenant.

(b)    All costs and expenses directly and specifically related to the Tenant Improvements, including, by way of example only, governmental approvals, design fees, contractor fees, construction costs, costs of third-party inspections and testing, project management, temporary power costs, construction security specific to the Leased Premises, and any other costs that are directly attributable and specifically related to the Tenant Improvements, may be included within and applied against the Tenant Improvement Allowance; provided, however, Landlord shall provide an allowance for use as space planning services with Tenant’s architect in an amount not to exceed ten cents ($0.10) per usable square foot of the Leased Premises. Additionally, Landlord agrees to construct, as part of Landlord’s Improvements, but at Tenant’s sole cost and expense, which may be offset against the Tenant Improvement Allowance, a telecommunication conduit between the Building and a building located on property adjacent to the Property.

EXHIBIT “D”

ACKNOWLEDGMENT OF COMMENCEMENT DATE
AND TENANT ESTOPPEL CERTIFICATE

TO:                        DATE:

RE:

Gentlemen:

The undersigned, as Tenant, has been advised that the Lease has been or will be assigned to you as a result of your financing of the above‑referenced property, and as an inducement therefor hereby confirms the following:

1.
That it has accepted possession and is in full occupancy of the Leased Premises, that the Lease is in full force and effect, that Tenant has received no notice of any default of any of its obligations under the Lease, and that the Lease Commencement Date is _______________________________________.

2.
That the improvements and space required to be furnished according to the Lease have been completed and paid for in all respects, and that to the best of its knowledge, Landlord has fulfilled all of its duties under the terms, covenants and obligations of the Lease and is not currently in default thereunder.

3.	That the Lease has not been modified, altered, or amended, and represents the entire agreement of the parties, except as follows:

__________________________________________________________________
__________________________________________________________________
__________________________________________________________________
__________________________________________________________________

4.	That no default, and no event which with the giving of notice or passage of time or both would constitute a default has occurred and is continuing. That there are

D-1

no offsets, counterclaims or credits against rentals, nor have rentals been prepaid or forgiven, except as provided by the terms of the Lease.

5.
That said rental payments commenced or will commence to accrue on _____________, and the Lease term expires ___________________________. The amount of the security deposit and all other deposits paid to Landlord is $__________________.

6.
That Tenant has no actual notice of a prior assignment, hypothecation or pledge of rents of the Lease, except: __________________________________________ _________________________________________________________________________________________________.

7.
That this letter shall inure to your benefit and to the benefit of your successors and assigns, and shall be binding upon Tenant and Tenant’s heirs, personal representatives, successors and assigns. This letter shall not be deemed to alter or modify any of the terms, covenants or obligations of the Lease.

The above statements are made with the understanding that you will rely on them in connection with the purchase of the above‑referenced property.

Very truly yours,

_________________________________________

Date of Signature: _____________    By: ______________________________________

D-2

EXHIBIT “E”

FIRST AMENDMENT TO AMENDED AND RESTATED LEASE AGREEMENT

This First Amendment to Amended and Restated Lease Agreement (this “Amendment”) is made and entered into as of this [____] day of [____________], by and between BG SCENIC POINT OFFICE 1, L.C. (the “Landlord”), and HEALTHEQUITY, INC. (the “Tenant”).

RECITALS
WHERAS, on May____, 2015, Landlord and Tenant entered into that certain Lease Agreement (the “Lease”) pursuant to which Landlord agreed to lease to Tenant, and Tenant agreed to lease from Tenant, the Leased Premises (as defined in the Lease). Capitalized terms used but not defined herein shall have their respective meanings set forth in the Lease.

WHEREAS, in accordance with Section 2.5 of the Lease, Landlord and Tenant agreed to enter into this Amendment.

NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agrees as follows:

AGREEMENT

1.Term of the Lease. The term of the lease commenced on [__________], 2015, and shall expire on [_____________] (the date which is 129 full calendar months plus the partial calendar month, if any, occurring after the First Expansion Premises Commencement Date), and is subject to extension as expressly set forth in the Lease.

2.Any and all other terms and provisions of the Lease are hereby amended and modified wherever necessary, and even though not specifically addressed herein, so as to conform to the amendments set forth in the preceding paragraph. Except as expressly modified and amended hereby, all other terms and conditions of the Lease shall continue in full force and effect.
3.This Amendment contains the entire understanding of Tenant and Landlord and supersedes all prior oral or written understandings relating to the subject matter set forth herein.
4.This Amendment may be executed in counterparts each of which shall be deemed an original. An executed counterpart of this Amendment transmitted by facsimile shall be equally as effective as a manually executed counterpart.
5.This Amendment shall inure for the benefit of and shall be binding on each of the parties hereto and their respective successors and/or assigns.

6.Each individual executing this Amendment does thereby represent and warrant to each other person so signing (and to each other entity for which such other person may be signing) that he or she has been duly authorized to deliver this Amendment in the capacity and for the entity set forth where she or he signs.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Landlord and Tenant have entered into this Amendment as of the date first set forth above.

LANDLORD:	BG SCENIC POINT OFFICE 1, L.C., a Utah limited liability company

By:	_______________________ Name: Title: Manager

TENANT:	HEALTHEQUITY, INC., a Delaware corporation

By:
Its:

EXHIBIT “F”

RULES AND REGULATIONS

The rules and regulations set forth in this Exhibit are a part of the foregoing Lease.  Whenever the term "Tenant" is used in these rules and regulations, such term shall be deemed to include Tenant and the Tenant Related Parties.  The following rules and regulations may from time to time be modified by Landlord in the manner set forth in the Lease, provided that such modifications shall not materially adversely affect Tenant’s rights under the Lease.  These rules are in addition to those set forth in any restrictions of record prior to Landlord and Tenant entering into the Lease and Tenant shall be subject to all such rules and regulations set forth in such restrictions of record. The terms capitalized in this Exhibit shall have the same meaning as set forth in the Lease.

1.Tenant shall have the right to non-exclusive use in common with Landlord, other tenants and their occupants of the parking areas, driveways, sidewalks and access points of the Property, subject to reasonable rules and regulations prescribed from time to time by Landlord.

2.Tenant shall not obstruct the sidewalks or use the sidewalks in any way other than as a means of pedestrian passage to and from the offices of Tenant. Tenant shall not obstruct the driveways, parking areas or access to and from the Property or individual tenant parking spaces. Any vehicle so obstructing and belonging to Tenant may be towed by Landlord, at Tenant's sole cost and expense.

3.Tenant shall not bring into, or store, test or use any materials in, the Building which could cause fire or an explosion, fumes, vapor or odor unless explicitly authorized by the terms of the Lease.

4.Tenant shall not do, or permit anything to be done in or about the Leased Premises, or keep or bring anything into the Leased Premises, which will in any way increase the rate of insurance cost for the Property. Unless explicitly provided for in the Lease, Tenant shall not bring, use, store, generate, dispose or allow combustible, flammable or hazardous materials on the Property or the Leased Premises.

5.Tenant shall immediately pay for any damage caused during moving of Tenant's property in or out of the Leased Premises.

6.No repair or maintenance of vehicles, either corporate or private, shall be performed on or about the Property.

7.No outside storage of company or personal property, vehicles or boats in or about the Leased Premises is permitted. This includes, without limitation, transportation and storage items such as automobiles, trucks, trailers, boats, pallets, debris, trash or litter.

8.Except as provided in Section 7.1(e) of the Lease, no additional lock or locks shall be placed by Tenant on any door in the Building, without prior written consent of Landlord, Tenant shall not change any locks. All keys to doors shall be returned to Landlord at the termination of the tenancy, and in the event of loss of keys furnished, Tenant shall pay Landlord the cost of replacement.

9.The Leased Premises shall not be used for lodging or sleeping purposes. No immoral or unlawful purpose is allowed on the Property or in or about the Leased Premises. Vending machines for the use of Tenant's employees only are permitted. Tenant may have delivered for use on the Leased Premises ice, drinking water, food, beverage, towel or other similar services.

10.Landlord shall have the right to control and operate the common areas of the Property, as well as the facilities and areas furnished for the common use of the tenants in such manner as Landlord deems best for the benefit of the tenants and the Property generally, considered as a first class institutional facility.

11.No animals or birds of any kind shall be brought into or kept in or about the Leased Premises, except for guide dogs for vision or hearing impaired persons and other certified service animals.

12.Bicycles are permitted within the Building in areas designated from time to time by Landlord for such purposes.

13.Canvassing, soliciting, distribution of handbills or any other written materials or peddling on or about the Property are prohibited, and Tenant shall cooperate to prevent the same.

14.Tenant shall not throw any substance, debris, litter or trash of any kind out of the windows or doors of the Building, and will use only designated areas for proper disposal of these materials.

15.Waterclosets and urinals shall not used for any purpose other than those for which they are constructed, and no sweepings, rubbish, ashes, newspaper, coffee grounds or any other substances of any kind shall be thrown into them.

16.Waste and excessive or unusual use of water is prohibited without the prior written consent of Landlord.

17.Tenant shall not penetrate the walls or roof of the Building and shall not attach any equipment or antenna to the roof or exterior of the Building without Landlord's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Tenant shall not step onto the roof of the Building for any reason. No television, radio or other audiovisual medium shall be played in such manner as to cause a nuisance to other tenants or persons using the common areas.

18.Landlord shall not be responsible for lost, stolen or damaged personal property, equipment, money, merchandise or any article from the Leased Premises or the common areas regardless of whether or not the theft, loss or damage occurs when the Leased Premises are locked.

19.Landlord reserves the right to expel from the Property anyone who in Landlord's reasonable judgment is intoxicated or under the influence of alcohol, drugs or other substance, or who is in violation of the rules and regulations of the Property.

20.Landlord shall have the right, exercisable without notice and without liability to Tenant, to change the name or street address of the Building or the Property.

21.These rules and regulations are in addition to, and shall not be construed to in any way modify, alter or amend, in whole or in part, the terms, covenants, agreements and conditions of the Lease.

22.Landlord may, from time to time, waive any one or more of these rules and regulations for the benefit of any particular tenant or tenants, but no such waiver by Landlord shall be construed as a waiver of such rules and regulations in favor of any other tenant or tenants, nor prevent Landlord from thereafter enforcing them against any or all of the tenants of the Property.

23.The use of the Leased Premises for business activities is to be conducted within the interior of Tenant's space to the greatest extent possible. Extensive business activities outside Tenant's space is not permitted without the prior written consent of Landlord.

24.If a Tenant is in violation of these rules and regulations and has not corrected such violation within ten (10) days after written notice Landlord may, without forfeiting any other rights or recourses permitted under the Lease, correct the violation at Tenant's expense to include levying a $25.00 administrative charge per violation for coordinating and managing the correction of the violation. Costs associated with Landlord's reasonable actions to correct the violation including the administrative charge will be considered additional rent as defined in the Lease.

EXHIBIT “G”
Definition of Fair Market Value

Fair Market Value (“FMV”) shall be defined as the then fair market NNN value of the Leased Premises as of the date of commencement of the renewal term, determined in accordance with the provisions set forth below. The FMV of the Leased Premises shall mean the NNN rental that would be agreed to by a landlord and a new tenant, each of whom is willing, but neither of whom is compelled, to enter into the lease transaction. The FMV shall be determined on the basis of the assumptions that the FMV shall be projected to the commencement date of the applicable renewal term. The FMV shall not take into account any existing tenant improvements, but shall take into account the following factors:

i.
Rental for comparable premises in comparable existing and/or newly constructed (as applicable) buildings (taking into consideration, but not limited to, use, location and/or floor level within the applicable building, definition of net gross area, building load factor/efficiency, quality, age, and location of the applicable buildings), or any special uses or rights afforded to the Tenant under the Lease in connection with the Leased Premises;

ii.	The rentable area of the Leased Premises being leased;

iii.	The length of the pertinent renewal term;

iv.	Tenant improvement allowance, rent credit, moving allowance, space planning, or similar inducements;

v.	The quality of credit worthiness of Tenant; and

vi.	The extent to which commissions are due or payable by Landlord as a result of Tenant’s exercising its option to renew this Lease.

If Landlord and Tenant are unable to agree upon the FMV within 30 days after the date of Tenant’s notice of intent to renew (“Negotiation Period”), either party may elect, by written notice delivered to the other party, to determine the FMV by appraiser opinion of value as follows. The determination of FMV shall be determined by three independent MAI appraisers licensed in the State of Utah and selected one by the Tenant, one by the Landlord and the third appraiser being selected by the two appraisers selected by Landlord and Tenant. The appraisers shall have a minimum experience of 10 years in the Salt Lake City office market. The appraisers selected by Tenant and Landlord shall present his/her opinion of FMV within 30 days following the Negotiation Period. In the event the two opinions of FMV are within 5% of each other in overall value than the average value will be used to determine the final terms of the lease renewal. In the event the two opinions differ by more than 5% then the third agent shall review the opinions of value of the other original two appraisers and shall prepare a final opinion of value based on his or her assessment of the market that shall be binding on both parties. The third agent shall not be bound to pick one or the other of the opinions but may determine its opinion unrelated to the other two. The cost of the appraiser panel shall be shared equally by Landlord and Tenant.

H-1

H-2

EXHIBIT “H”
Janitorial Services

Landlord will contract with a competent janitorial service to provide the following:

Five Days per Week:

Empty Trash and replace liners as needed.
Clean trash cans as needed.
Clean entry door glass.
Dust desks, telephones and other desk accessories, files, and counters.
Remove beverage rings and spills from desk tops.
Clean restrooms, which consist of the following tasks:

(i) Empty trash; (ii) Replace liners; (iii) Clean all horizontal surfaces with disinfectant strength germicidal cleansers (iv) Clean and sanitize sinks, toilet bowls in and out, both sides of toilet seats, urinals; (i) Clean and refill dispensers; (vi) Clean chrome and metal fittings; (vii) Clean mirrors and frames; (viii) Clean and polish brightwork; (ix) Spot clean splash areas; (x) Spot clean walls, partitions and doors to remove smudges; (xi) Damp mop floors, using disinfectant cleaner.

Clean stairways and corridors leading to stairways, which consist of the following tasks:

(i) Remove trash; (ii) Mop floors and/or vacuum carpet; (iii) Clean glass in doors, door jams, thresholds, baseboards, steps, step fronts, handrails, I-beams; (iv) Wash walls as needed.

Clean elevators, which consist of the following tasks:

(i)Vacuum daily; (ii) Keep elevator thresholds clean; (iii) Clean light covers as needed; (iv) Clean metal around buttons as needed; (v) Clean walls and doors as needed; (vi) Clean and maintain floors as needed.

Spot wash area around light switches, doors and door frames.
Clean area around light switches, doors and door frames.
Clean drinking fountain tops, sides and fronts.
Dust, mop, damp mop, and maintain hard surface floors.
Vacuum carpets and entry mats.
Spot clean carpets to remove adhesive material, minor spots, and minor stains.
Properly position furniture.
Report any damage or unusual occurrences.
Clean janitor closet and properly store all chemicals and cleaning equipment.
Perform security procedures, which includes the following tasks: (i) Check and lock windows and doors, (ii) Leave on designated lights
Services Once per Week:

Dust ledges and sills, picture frames and wall hangings, open area of bookshelves.
Clean outside of flowerpots and furnishings.
Completely clean out and sanitize all refrigerators.
Mop boards/base trim.
Knock down cobwebs.
Vacuum and edge all carpet.

Services Once per Month:

I-1

Dust chair legs and rungs, blinds, and sides of desks and files.
Dust all light fixtures.
Vacuum drapes as they hang on rod (do not remove drapes).
Damp mop stairwells.
Dust all desktops.
Dust all horizontal surfaces, shelves, molding, and air ducts.
Clean coat racks, chairs, cupboard fronts, bookcases, tables, files, countertops, etc.
Completely clean out and sanitize all freezers.
Clean lights, vents, directional signs and glass on doors.
High dusting, which includes dusting light fixtures, air vents and grills.

Window Cleaning:

Bi-annual service on inside and outside windows (May, October).
Clean all exterior windows and door glass inside and out.
Wipe sills clean and dry.
Knock down cobwebs from around windows and frames

Extra Cleaning Costs to the Tenant:

For special cleaning services required by Tenant and not covered in the Lease, Tenant will have the right to solicit desired extraordinary services from the existing cleaning contractor at its own expense, i.e., day porter service, cleaning of upholstery, carpet cleaning, vinyl floor stripping, waxing and polishing, cleaning of artwork and displays, etc. Tenant required cleaning will be paid by Tenant as the Tenant requests this service.

Miscellaneous

The main lobby area and entryways into the building will be maintained in keeping with a “Class A” Office Building on a daily basis (Monday through Friday). Landscaping areas will be maintained and manicured as is appropriate for the particular growing season.

I-2

EXHIBIT “I”

FORM OF SNDA

SUBORDINATION AGREEMENT, ACKNOWLEDGMENT OF LEASE ASSIGNMENT, ESTOPPEL, ATTORNMENT AND NON-DISTURBANCE AGREEMENT
(Lease to Security Instrument)

NOTICE: THIS SUBORDINATION AGREEMENT RESULTS IN YOUR SECURITY INTEREST IN THE PROPERTY BECOMING SUBJECT TO AND OF LOWER PRIORITY THAN THE LIEN OF SOME OTHER OR LATER SECURITY INSTRUMENT.

THIS SUBORDINATION AGREEMENT, ACKNOWLEDGMENT OF LEASE ASSIGNMENT, ESTOPPEL, ATTORNMENT AND NON-DISTURBANCE AGREEMENT (“Agreement”) is made [_____________] by and among [_____________], owners of the real property hereinafter described (“Mortgagor”), [_____________] (“Tenant”) and [_____________] (collectively with its successors or assigns, “Lender”).

R E C I T A L S

A.    Pursuant to the terms and provisions of a lease dated [_____________] (“Lease”), Mortgagor granted to Tenant a leasehold estate in and to a portion of the property described on Exhibit A attached hereto and incorporated herein by this reference (which property, together with all improvements now or hereafter located on the property, is defined as the “Property”).

B.    Mortgagor has executed, or proposes to execute, that certain [Deed of Trust, Assignment, Security Agreement and Fixture Filing] (“Deed of Trust”) (hereinafter referred to as “Security Instrument”) securing, among other things, that certain Promissory Note in favor of Lender (“Loan”).

C.    As a condition to Lender making the Loan secured by the Security Instrument, Lender requires that the Security Instrument be unconditionally and at all times remain a lien on the Property, prior and superior to all the rights of Tenant under the Lease and that the Tenant specifically and unconditionally subordinate the Lease to the lien of the Security Instrument.

D.    Mortgagor and Tenant have agreed to the subordination, attornment and other agreements herein in favor of Lender.

NOW THEREFORE, for valuable consideration and to induce Lender to make the Loan, Mortgagor and Tenant hereby agree for the benefit of Lender as follows:

1.	SUBORDINATION. Mortgagor and Tenant hereby agree that:

1.1
Prior Lien. The Security Instrument securing the Note in favor of Lender, and any modifications, renewals or extensions thereof, shall unconditionally be and at all times remain a lien on the Property prior and superior to the Lease;

1.2	Subordination. Lender would not make the Loan without this agreement to subordinate; and

1.3
Whole Agreement. This Agreement shall be the whole agreement and only agreement with regard to the subordination of the Lease to the lien of the Security Instrument and shall supersede and cancel, but only insofar as would affect the priority between the Security Instrument and the Lease, any prior agreements as to such subordination, including, without limitation, those provisions, if any, contained in the Lease which provide for the subordination of the Lease to a deed or deeds of trust or to a mortgage or mortgages.

AND FURTHER, Tenant individually declares, agrees and acknowledges for the benefit of Lender, that:

1.4
Use of Proceeds. Lender, in making disbursements pursuant to the Note, the Security Instrument or any loan agreements with respect to the Property, is under no obligation or duty to, nor has Lender represented that it will, see to the application of such proceeds by the person or persons to whom Lender disburses such proceeds, and any application or use of such proceeds for purposes other than those provided for in such agreement or agreements shall not defeat this agreement to subordinate in whole or in part; and

1.5
Waiver, Relinquishment and Subordination. Tenant intentionally and unconditionally waives, relinquishes and subordinates all of Tenant's right, title and interest in and to the Property to the lien of the Security Instrument and understands that in reliance upon, and in consideration of, this waiver, relinquishment and subordination, specific loans and advances are being and will be made by Lender and, as part and parcel thereof, specific monetary and other obligations are being and will be entered into which would not be made or entered into but for said reliance upon this waiver, relinquishment and subordination.

2.    ASSIGNMENT. Tenant acknowledges and consents to the assignment of the Lease by Mortgagor in favor of Lender.

3.	ESTOPPEL. Tenant acknowledges and represents that:

3.1
Entire Agreement. The Lease constitutes the entire agreement between Mortgagor and Tenant with respect to the Property and Tenant claims no rights with respect to the Property other than as set forth in the Lease;

3.2	No Prepaid Rent. No deposits or prepayments of rent have been made in connection with the Lease, except as follows (if none, state “None”): ;

3.3
No Default. To the best of Tenant's knowledge, as of the date hereof: (i) there exists no breach, default, or event or condition which, with the giving of notice or the passage of time or both, would constitute a breach or default under the Lease; and (ii) there are no existing claims, defenses or offsets against rental due or to become due under the Lease;

3.4
Lease Effective. The Lease has been duly executed and delivered by Tenant and, subject to the terms and conditions thereof, the Lease is in full force and effect, the obligations of Tenant thereunder are valid and binding and there have been no [[further]] amendments, modifications or additions to the Lease, written or oral; and

3.5
No Broker Liens. Neither Tenant nor Mortgagor has incurred any fee or commission with any real estate broker which would give rise to any lien right under state or local law, except as follows (if none, state “None”):                                                                 .

4	ADDITIONAL AGREEMENTS. Tenant covenants and agrees that, during all such times as Lender is the Beneficiary under the Security Instrument:

4.1	Modification, Termination and Cancellation. Lender shall not be bound by any amendment or modification to the Lease made without the prior written consent of Lender;

4.2
Notice of Default. Tenant will notify Lender in writing concurrently with any notice given to Mortgagor of any default by Mortgagor under the Lease, and Tenant agrees that Lender has the right (but not the obligation) to cure any breach or default specified in such notice within the time periods set forth in the Lease plus an additional thirty (30) days, and Tenant will not declare a default of the Lease, as to Lender, if Lender cures such default within thirty (30) days from and after the expiration of the time period provided in the Lease for the cure thereof by Mortgagor; provided, however, that if such default, as to Lender, cannot with diligence be cured by Lender within such thirty (30) day period, the commencement of action by Lender within such thirty (30) day period to remedy the same shall be deemed sufficient so long as Lender pursues such cure with diligence.

4.3
No Advance Rents. Other than the payment of amounts required or permitted to be paid by Tenant under the terms of the Lease, such as prepayment of the first months’ rent, Tenant will make no payments or prepayments of rent more than one (1) month in advance of the time when the same become due under the Lease; and

4.4
Assignment of Rents. Mortgagor hereby advises Tenant that the Security Instrument provides for the direct payment to Lender of all rents and other monies due and to become due to Mortgagor under the Lease upon the occurrence of certain conditions as set forth in the Security Instrument without Lender's taking possession of the Property or otherwise assuming Mortgagor's position or any of Mortgagor's obligations under the Lease. After written notice is given to Tenant by Lender in form reasonably acceptable to Tenant as to authenticity, that Mortgagor has defaulted under the Security Instrument and that the rentals under the Lease should be paid to Lender, Tenant shall pay to Lender, or in accordance with the direction of Lender all rentals and other monies due and to become due to the Mortgagor under the Lease, and Mortgagor hereby expressly authorizes Tenant to make such payments as directed by Lender and hereby releases and discharges Tenant of, and from any liability to Mortgagor on account of any such payments. Tenant shall have no responsibility to ascertain whether such demand by Lender is permitted under the Security Instrument. Furthermore, in connection with the aforesaid, and notwithstanding anything to the contrary contained elsewhere, Mortgagor, its successor and/or assigns hereby agree to indemnify and hold harmless Tenant against any expenses, claims, losses, or damages incurred by Tenant resulting from or arising out of claims by Mortgagor, it successors or assigns that such rental payments should not have been, or cannot be, made to Lender or the like..

5    ATTORNMENT. In the event Lender comes into possession of or acquires title to all or any portion of the Property as a result of foreclosure or other enforcement of the Security Instrument, or as a result of any other means, Lender agrees to recognize Tenant's possession of the Property and Tenant agrees to attorn to and accept Lender as landlord under the Lease for the balance then remaining of the term of the Lease, subject to all of the terms and conditions of the Lease. Upon any attornment under this Paragraph 5, the Lease shall continue in full force and effect as a direct lease between Tenant and Lender and Lender will assume and perform all of Mortgagor 's obligations under the Lease and in such event Tenant agrees for the benefit of Lender (including, without limitation, for this purpose any transferee of Lender or any transferee of Mortgagor ‘s title in and to the Property by Lender's exercise of remedies (including, without limitation, foreclosure) under the Security Instrument) as follows:

5.1	Payment of Rent. Tenant shall pay to Lender all rental payments required to be made by Tenant pursuant to the terms of the Lease for the duration of the term of the Lease;

5.2
Continuation of Performance. Tenant shall be bound to Lender in accordance with all of the provisions of the Lease for the balance of the term thereof, and Tenant hereby attorns to Lender as its landlord, such attornment to be effective and self-operative without the execution of any further instrument immediately upon Lender succeeding to Mortgagor's interest in the Lease and giving written notice thereof to Tenant;

5.3
No Offset. Lender shall not be liable for, nor subject to, any offsets or defenses which Tenant may have by reason of any act or omission of Borrower under the Lease, nor for the return of any sums which Tenant may have paid to Borrower under the Lease as and for security deposits, advance rentals or otherwise, except to the extent that such sums are actually delivered by Borrower to Lender; and

5.4
Subsequent Transfer. If Lender, by succeeding to the interest of Mortgagor under the Lease, should become obligated to perform the covenants of Mortgagor thereunder, then, upon any further transfer of Mortgagor's interest by Lender to an assignee that assumes such obligations in writing from and after the date of such transfer, all of such obligations shall terminate as to Lender from and after the date of such transfer.

6.
NON-DISTURBANCE. In the event of a foreclosure under the Security Instrument, deed in lieu of foreclosure or other exercise of rights under the Security Instrument, Lender agrees for itself and its successors and assigns that the leasehold interest of Tenant under the Lease shall not be extinguished or terminated by reason of such foreclosure, but rather the Lease shall continue in full force and effect and Lender shall recognize and accept Tenant as tenant under the Lease subject to the terms and provisions of the Lease except as modified by this Agreement; provided, however, that Tenant and Lender agree that the following provisions of the Lease (if any) shall not be binding on Lender: any option to purchase with respect to the Property; any right of first refusal with respect to the Property; it being understood that any and all rights that Tenant may have to extend the term of the Lease shall be binding upon Lender.

7.	MISCELLANEOUS.

7.1
Remedies Cumulative. All rights of Lender herein to collect rental payments on behalf of Mortgagor under the Lease are cumulative and shall be in addition to any and all other rights and remedies provided by law and by other agreements between Lender and Mortgagor or others.

7.2
Notices. All notices, demands, or other communications under this Agreement and the other Loan Documents shall be in writing and shall be delivered to the appropriate party at the address set forth below (subject to change from time to time by written notice to all other parties to this Agreement). All notices, demands or other communications shall be considered as properly given if delivered personally or sent by first class United States Postal Service mail, postage prepaid, or by Overnight Express Mail or by overnight commercial courier service, charges prepaid, except that notice of Default may be sent by certified mail, return receipt requested, charges prepaid. Notices so sent shall be effective three (3) days after mailing, if mailed by first class mail, and otherwise upon delivery or refusal; provided, however, that non-receipt of any communication as the result of any change of address of which the sending party was not notified or as the result of a refusal to accept delivery shall be deemed receipt of such communication. For purposes of notice, the address of the parties shall be:

Mortgagor: With a copy to:	[__________________] [__________________] [__________________] [__________________] [__________________] [__________________] [__________________] [__________________]

Tenant:	__________________________ __________________________ __________________________ Attn: ______________________

Lender:	[__________________] [__________________] [__________________] [__________________]
With a copy to:	[__________________] [__________________] [__________________] [__________________]

Any party shall have the right to change its address for notice hereunder to any other location within the continental United States by the giving of thirty (30) days’ notice to the other party in the manner set forth hereinabove.

7.3
Heirs, Successors and Assigns. Except as otherwise expressly provided under the terms and conditions herein, the terms of this Agreement shall bind and inure to the benefit of the heirs, executors, administrators, nominees, successors and assigns of the parties hereto.

7.4	Headings. All article, section or other headings appearing in this Agreement are for convenience of reference only and shall be disregarded in construing this Agreement.

7.5
Counterparts. To facilitate execution, this document may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single document. It shall not be necessary in making proof of this document to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto. Any signature page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature pages.

7.6	Exhibits, Schedules and Riders. All exhibits, schedules, riders and other items attached hereto are incorporated into this Agreement by such attachment for all purposes.

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